Filed Pursuant to Rule 424(b)(2)

Registration File No. 333-277512

PROSPECTUS SUPPLEMENT

(To prospectus dated February 29, 2024)

$1,000,000,000

Microchip Technology Incorporated

5.050% Senior Notes due 2029

We are offering $1,000,000,000 aggregate principal amount of Senior Notes due 2029 (the “Notes”). The Notes will bear interest at the rate of 5.050% per year. Interest on the Notes will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2024. The Notes will mature on March 15, 2029. We may, at our option, redeem the Notes at any time and from time to time, in whole or in part, at the prices and times indicated under the caption “Description of notes—Optional redemption,” plus accrued and unpaid interest, if any, to but not including, the applicable date of redemption. The Notes will not be subject to any sinking fund provisions.

Our obligations under the Notes and the Indenture (as defined herein) will be, jointly and severally, unconditionally guaranteed (the “Guarantees”) by each of our existing and future subsidiaries (the “Guarantors”) that on the issue date is or thereafter becomes an obligor under our Senior Credit Facilities (as defined herein), on a senior, unsecured basis.

The Notes and the Guarantees will be our and each Guarantor’s general, senior, unsecured obligations, will rank equally in right of payment with all of our and such Guarantor’s existing and future senior, unsecured indebtedness, including obligations under our Senior Credit Facilities and our Outstanding Notes (each as defined herein), and will rank senior in right of payment to all of our and such Guarantors’ existing and future unsecured, subordinated indebtedness. In addition, the Notes and the Guarantees will be effectively subordinated to all of our and each Guarantor’s future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of our and such Guarantors’ subsidiaries that do not guarantee the Notes (other than indebtedness and liabilities owed to us or such Guarantors, if any).

The Notes will not be listed on any securities exchange. Currently, there is no public market for the Notes.

Investing in the Notes involves risks. See “Risk factors” beginning on page S-5 of this prospectus supplement and the risk factors we incorporate by reference herein for a discussion of certain risks that you should consider before investing in the Notes.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public Offering Price(1)	99.823%	$998,230,000
Underwriting Discount	0.350%	$3,500,000
Proceeds to Microchip Technology Incorporated (before expenses)	99.473%	$994,730,000

(1)	Plus accrued interest, if any, from March 7, 2024.

Interest on the Notes will accrue from March 7, 2024. The Notes will be issued in registered, book-entry form only without interest coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The underwriters expect to deliver the Notes to investors in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the account of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking S.A. against payment in New York, New York on or about March 7, 2024.

Joint Book-Running Managers

J.P. Morgan	BNP PARIBAS	BofA Securities

Joint Book-Runners

Truist Securities	Wells Fargo Securities

Co-Managers

Siebert Williams Shank	Mizuho	MUFG	RBC Capital Markets

Scotiabank	SMBC Nikko	TD Securities	BMO Capital Markets

US Bancorp	Citizens Capital Markets	Fifth Third Securities	PNC Capital Markets LLC

March 5, 2024

Prospectus Supplement

Prospectus

S-i

INFORMATION ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement filed on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus supplement and the accompanying prospectus. As allowed by the SEC rules, this prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the Registration Statement, including its exhibits and schedules. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the Registration Statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering, together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where you can find more information” and “Documents incorporated by reference” below.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell securities only in jurisdictions where offers and sales are permitted. You should not assume the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, the terms the “Company,” “we,” “our,” “us,” or similar terms refer to Microchip Technology Incorporated and its consolidated subsidiaries.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and obtain copies of any document we file with the SEC on the SEC website located at www.sec.gov.

This prospectus supplement does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information concerning us and our securities, you should read the entire Registration Statement, of which this prospectus supplement forms a part, and the additional documents listed under “Documents incorporated by reference” below. The Registration Statement has been filed electronically and may be obtained through the SEC’s website listed above. Any statements contained in this prospectus supplement concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us is also available on our website at www.microchip.com. This URL and the SEC’s URL above are intended to be inactive textual references only. Information on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus supplement.

S-iii

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document that we have filed with the SEC. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus supplement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement.

We specifically incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•

our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, as filed with the SEC on May 25, 2023 (including information specifically incorporated by reference therein from our definitive proxy statement on Schedule 14A, as filed on July 7, 2023);

•

our Quarterly Reports on Form 10-Q for the period ended June 30, 2023, as filed with the SEC on August 3, 2023, for the period ended September 30, 2023, as filed with the SEC on November 2, 2023, and for the period ended December  31, 2023, as filed with the SEC on February 1, 2024;

•

our Current Reports on Form 8-K filed with the SEC on April 14, 2023, May  12, 2023, June  26, 2023, June  27, 2023, August  23, 2023, August  31, 2023, September  15, 2023, January  22, 2024 and February 5, 2024; and

•

any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus supplement and before the closing of this offering.

You may electronically access these documents through our website, www.microchip.com. We are not incorporating the contents of, or information accessible through, the website into this prospectus supplement or the accompanying prospectus, other than in accordance with the prior sentence. You may also request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Microchip Technology Incorporated

2355 West Chandler Boulevard

Chandler, Arizona 85224-6199

Attn: Investor Relations

(480) 792-7200

S-iv

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, are subject to the “safe harbor” created by those sections. These statements may contain words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “forecasts,” “targets,” “may,” “can,” “will,” “would” or similar expressions. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from those implied by the forward-looking statements. Factors that could cause actual results to differ materially from those predicted include, but are not limited to, statements regarding the following:

•	the future impact on our business in response to the COVID-19 pandemic or other public health concerns;

•	our expectation that we will experience period-to-period fluctuations in operating results, gross margins, product mix and average gross profit per unit;

•	the effects that uncertain global economic conditions and fluctuations in the global credit and equity markets may have on our financial condition and results of operations;

•	the effects and amount of competitive pricing pressure on our product lines and modest pricing declines in certain of our more mature proprietary product lines;

•	our ability to moderate future average selling price declines;

•	the amount of, and changes in, demand for our products and those of our customers;

•	the impact of national security protections, trade restrictions and changes in tariffs, including those impacting China;

•	our intent to vigorously defend our legal positions and our expectations of the impact of litigation on our operations;

•	our goal to continue to be more efficient with our selling, general and administrative expenses;

•	our belief that customers recognize our products and brand name and our use of distributors as an effective supply channel;

•

our belief that familiarity with and adoption of development tools from us and from our third-party development tool partners will be an important factor in the future selection of our embedded control products;

•	the accuracy of our estimates of the useful life and values of our property, assets and other liabilities;

S-v

•	fluctuations in our analog product line;

•	the impact of any supply disruption we may experience;

•	our ability to effectively utilize our facilities at appropriate capacity levels;

•	our ability to maintain manufacturing yields;

•	the maintenance of our competitive position based on our investments in new and enhanced products;

•	the cost effectiveness of using our own assembly and test operations;

•	our plans to continue to transition certain outsourced assembly and test capacity to our internal facilities;

•	our expectations regarding investments in our manufacturing capacity;

•	the continued development of the embedded control market based on our strong technical service presence;

•	our anticipated level of capital expenditures;

•	the possibility that loss of, or disruption in the operations of, one or more of our distributors could reduce our future net sales and/or increase our inventory returns;

•	our intent, including length, timing, and planned shutdown days, to reduce production levels at global fabrication facilities and its impact on inventory levels;

•	our expectations regarding long-term supply agreements, our Preferred Supply Program, and the realization of deferred revenue;

•	the continuation and amount of quarterly cash dividends;

•

the sufficiency of our existing sources of liquidity to finance anticipated capital expenditures and otherwise meet our anticipated cash requirements, and the effects that our contractual obligations are expected to have on them;

•

our belief that the capital expenditures to be incurred over the next 12 months will provide sufficient manufacturing capacity to support the growth of our production capabilities for our new products and technologies and to bring in-house more of the production requirements that are currently outsourced;

•	our belief that our IT system compromise has not had a material adverse effect on our business or resulted in any material damage to us;

S-vi

•

our expectation that we will continue to be the target of cyber-attacks, computer viruses, unauthorized access and other attempts to breach or otherwise compromise the security of our IT systems and data;

•	the impact of the resolution of legal actions on our business, and the accuracy of our assessment of the probability of loss and range of potential loss;

•	the amounts and timing, and our plans and expectations relating to the U.S. Statutory Notice of Deficiencies and proposed income adjustment from the Malaysian Inland Revenue Board;

•	our expectation regarding the treatment of our unrecognized tax benefits in calendar year 2024;

•	our belief that the expiration of any tax holidays will not have a material impact on our effective tax rate;

•	our expectations regarding our tax expense, cash taxes and effective tax rate;

•	our expectation that the global minimum tax (GMT) will not have a material impact on our fiscal 2025 results;

•	our belief that the estimates used in preparing our condensed consolidated financial statements are reasonable;

•	our actions to vigorously and aggressively defend and protect our intellectual property on a worldwide basis;

•	our ability to obtain and maintain patents and intellectual property licenses and minimize the effects of litigation or other disputes or the loss of patent protection;

•	the level of risk we are exposed to for product liability claims or indemnification claims;

•	the effect of fluctuations in market interest rates on our income and/or cash flows;

•	the effect of fluctuations in currency rates;

•	the impact of inflation on our business;

•

our ability to increase our borrowings or seek additional equity or debt financing to maintain or expand our facilities, or to fund cash dividends, share repurchases, acquisitions or other corporate activities, and that the timing and amount of such financing requirements will depend on a number of factors;

•	our expectations regarding the amounts and timing of repurchases under our stock repurchase program;

•	our expectation that our reliance on third-party contractors may increase over time as our business grows;

S-vii

•	our ability to collect accounts receivable;

•	the impact of the legislative and policy changes implemented or which may be implemented by the current administration on our business and the trading price of our stock;

•

our belief that our culture, values, and organizational development and training programs provide an inclusive work environment where our employees are empowered and engaged to deliver the best embedded control solutions;

•

our belief that our continued success is driven by the skills, knowledge, and innovative capabilities of our personnel, a strong technical service presence, and our ability to rapidly commercialize new and enhanced products;

•	the potential impact of changes in regulations or in their enforcement, including with respect to the capital expenditures or other costs or expenses;

•	the impact of any failure by use to adequately control the storage, use, discharge and disposal of regulated substances;

•	estimates and plans regarding pension liability and payments expected to be made for benefits earned;

•	our expectations regarding the amount, timing, and future applications for investment tax credits under the CHIPS Act;

•	our expectations regarding past or potential future acquisitions, joint development agreements or other strategic relationships and any related benefits;

•	the impact on our business stemming from Russia’s invasion of Ukraine; and

•	our intended use of proceeds from this offering.

Additional factors which could cause actual results to differ materially from our expectations include those set forth in this prospectus supplement under the heading “Risk factors,” as well as the risks discussed in the “Risk Factors” section of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the periods ending June 30, 2023, September 30, 2023 and December 31, 2023, which are incorporated herein by reference, and in other documents that are incorporated by reference in this prospectus supplement. These forward-looking statements speak only as of the date hereof. Unless required by law, we undertake no obligation to update any forward-looking statements.

S-viii

SUMMARY

This summary highlights certain information about this offering and our business appearing elsewhere in this prospectus supplement or the documents incorporated by reference herein and does not contain all of the information that you should consider before investing in the Notes. The following summary is qualified in its entirety by the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompany prospectus, including our consolidated financial statements and notes thereto. For a more complete understanding of this offering and our business, you should read this entire prospectus supplement and all documents incorporated by reference herein, including the section entitled “Risk factors” herein and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 and our Quarterly Reports on Form 10-Q for the periods ended June 30, 2023, September 30, 2023, and December 31, 2023, before deciding to invest in the Notes.

The Company

We develop, manufacture and sell smart, connected and secure embedded control solutions used by our customers for a wide variety of applications. With over 30 years of technology leadership, our broad product portfolio is a Total System Solution (TSS) for our customers that can provide a large portion of the silicon requirements in their applications. Our strategic focus includes general purpose and specialized 8-bit, 16-bit, and 32-bit mixed-signal microcontrollers, microprocessors analog, FPGA, and memory products. TSS is a combination of hardware, software and services which help our customers increase their revenue, reduce their costs and manage their risks compared to other solutions. Our synergistic product portfolio empowers disruptive growth trends, including 5G, data centers, sustainability, Internet of Things (IoT) and edge computing, advanced driver assist systems (ADAS) and autonomous driving, and electric vehicles, in key end markets such as automotive, aerospace and defense, communications, consumer appliances, data centers and computing, and industrial.

We were incorporated in Delaware in 1989. Our executive offices are located at 2355 W. Chandler Boulevard, Chandler, Arizona 85224-6199 and our telephone number is (480) 792-7200. Our website address is www.microchip.com. We are not incorporating the contents of, or information accessible through, the website into this prospectus supplement or the accompanying prospectus.

The offering

The terms of the Notes are summarized below solely for your convenience. This summary is not a complete description of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The sections entitled “Description of notes” in this prospectus supplement and “Description of debt securities and guarantees” in the accompanying prospectus contain more detailed descriptions of the terms and conditions of the Notes and the indenture governing the Notes. In this subsection, “we,” “us” and “our” refer only to Microchip Technology Incorporated and not to any of our subsidiaries.

Issuer	Microchip Technology Incorporated

Notes offered	$1,000,000,000 aggregate principal amount of 5.050% Senior Notes due 2029.

Maturity dates	The Notes will mature on March 15, 2029.

Interest rate	The Notes will accrue interest at a rate of 5.050% per annum.

Interest payment dates	Interest on the Notes will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2024.

Guarantees

Our obligations under the Notes and the Indenture will be, jointly and severally, unconditionally guaranteed by each of our existing and future subsidiaries that on the Issue Date is or thereafter becomes an obligor under our Senior Credit Facilities, on a senior, unsecured basis. Each Guarantee will be released in accordance with the provisions of the indenture that will govern the Notes (the “Indenture”). See “Description of notes—Guarantees” and “Description of notes—Certain covenants—Additional note guarantees.”

Not all of our subsidiaries will guarantee the Notes. For the fiscal year ended March 31, 2023 and the nine months ended December 31, 2023, our non-guarantor subsidiaries represented 74.1% and 70.8% of our net sales to third parties and 73.3% and 76.4% of our net income, respectively. As of December 31, 2023, our non-guarantor subsidiaries represented 61.9% of our consolidated total assets (excluding intercompany receivables and assets of a type not required to be reflected on a balance sheet in accordance with GAAP) and 28.6% of our consolidated total liabilities (excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP).

Ranking	The Notes and the Guarantees will be our and the Guarantors’ general, senior, unsecured obligations, will rank equally in right of payment with all of our and the Guarantors’ existing and future senior, unsecured indebtedness, including obligations under our Senior Credit Facilities and our Outstanding Notes, and will rank senior in right of payment to all of our and the Guarantors’ existing and future unsecured, subordinated indebtedness. The Notes and the Guarantees will be effectively subordinated to all of our and the Guarantors’ future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of our and the Guarantors’ subsidiaries that do not guarantee the Notes (other than indebtedness and liabilities owed to us or the Guarantors, if any).

Optional redemption	We may redeem the Notes, in whole or in part, at any time and from time to time, at redemption prices determined as set forth under the heading “Description of notes—Optional redemption.”

Sinking fund	None.

Change of control repurchase event	Upon the occurrence of a “change of control repurchase event,” as defined under “Description of notes—Purchase of notes upon a change of control repurchase event,” each holder will have the right to require us to repurchase all or any part of that holder’s Notes at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus any accrued and unpaid interest on such Notes to, but excluding, the repurchase date.

Certain covenants

The Indenture will contain covenants limiting our ability, the ability of our Guarantors and the ability of our restricted subsidiaries to, among other things:

•  create certain liens;

•  enter into certain sale and leaseback transactions; and

•  with respect to us, consolidate or merge with, or convey, transfer or lease all or substantially all of our assets to, another person.

However, each of these covenants is subject to a number of significant exceptions. See “Description of notes—Certain covenants” in this prospectus supplement and “Description of debt securities and guarantees—Covenants” in the accompanying prospectus.

Exceptions to these covenants will allow us and our subsidiaries to incur liens with respect to certain of our assets.

Form and minimum denominations	The Notes will be represented by one or more global notes registered in the name of the nominee of DTC. The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Further issuances	We may from time to time, without notice to or the consent of the holders of the Notes, issue additional notes having the same terms as, and ranking equally and ratably with, such Notes in all respects (except for the public offering price, the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first interest payment date). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the Notes and will vote together as one class on all matters with respect to the Notes; provided that if such additional notes are not fungible with the outstanding Notes for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers.

No public market	We have not applied and do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. The Notes will be new securities for which there currently is no public market. See “Risk factors—There may not be any trading market for the Notes and we cannot assure you that an active trading market will develop for the Notes.”

Use of proceeds	We intend to use the net proceeds of this offering for the repayment of a portion of the debt outstanding under our Commercial Paper Program and the payment of fees and expenses related to this offering. See “Use of proceeds.”

Trustee	The trustee for the Notes will be Computershare Trust Company, National Association.

Governing law	State of New York.

Risk factors	You should carefully consider the risks discussed under “Risk factors” in this prospectus supplement, our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 and our Quarterly Reports on Form 10-Q for the periods ended June 30, 2023, September 30, 2023 and December 31, 2023, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the Notes. See “Where you can find more information” and “Documents incorporated by reference.”

RISK FACTORS

Investing in the Notes involves risks. You should consider carefully the risks set forth in this section and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 and our Quarterly Reports on Form 10-Q for the periods ended June 30, 2023, September 30, 2023, and December 31, 2023, which are on file with the SEC and are incorporated by reference into this prospectus supplement, before deciding whether to invest in the Notes. You also should read and consider all the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements. See “Where you can find more information” and “Documents incorporated by reference.”

Risks Related to this Offering and the Notes

The Notes will be structurally subordinated to the liabilities of our subsidiaries that are not guaranteeing the Notes.

Our non-guarantor subsidiaries are separate legal entities that will have no obligation to pay any amounts due under the Notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our non-guarantor subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Notes). In addition, the Indenture will allow our subsidiaries to incur an unlimited amount of indebtedness. Consequently, the Notes will be effectively subordinated to all existing and future liabilities of any of our non-guarantor subsidiaries and any non-guarantor subsidiaries that we may in the future acquire or establish, and the Indenture will not restrict the ability of our subsidiaries to incur indebtedness that would be structurally senior to the Notes.

For the fiscal year ended March 31, 2023 and the nine months ended December 31, 2023, our non-guarantor subsidiaries represented 74.1% and 70.8% of our net sales to third parties 73.3% and 76.4% of our net income, respectively. As of December 31, 2023, our non-guarantor subsidiaries represented 61.9% of our consolidated total assets (excluding intercompany receivables and assets of a type not required to be reflected on a balance sheet in accordance with GAAP) and 28.6% of our consolidated total liabilities (excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP).

On the issue date, the Notes will be guaranteed by certain of our subsidiaries that provide guarantees in respect of our Senior Credit Facilities, and in the future, each subsidiary that becomes a guarantor under our Senior Credit Facilities will be required, jointly and severally, to fully and unconditionally guarantee the Notes on a senior, unsecured basis. The Guarantees will be general, senior, unsecured obligations of each Guarantor of the Notes, will rank equally in right of payment with all of such Guarantor’s existing and future senior, unsecured indebtedness, including obligations under our Senior Credit Facilities and our Outstanding Notes, and will rank senior in right of payment to all of such Guarantor’s existing and future unsecured, subordinated indebtedness. The Guarantees will be effectively subordinated to all of such Guarantor’s future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all of the existing and future indebtedness (including trade payables) of such Guarantor’s subsidiaries that do not guarantee the Notes (other than indebtedness and liabilities owed to such Guarantor, if any). Any of our subsidiaries that is released and discharged from providing a guarantee under our Senior Credit Facilities will be released and discharged automatically and unconditionally from all obligations under the Indenture and its Guarantee. If any Guarantee is released, no holder of the Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the notes. See “Description of notes—Guarantees.”

The Notes are subject to prior claims of any secured creditors and, if a default occurs, we may not have sufficient funds to fulfill our obligations under the Notes.

The Indenture will permit us and our subsidiaries to incur additional debt, including secured debt, subject to certain exceptions. If we and our subsidiaries incur any secured debt, our assets will be subject to prior claims by our and our subsidiaries’ secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding-up, assets that secure debt will be available to pay obligations on the Notes and the Guarantees only after all debt secured by those assets has been repaid in full. Holders of the Notes will participate in our and the Guarantors’ remaining assets ratably with all of our unsecured and senior creditors, including our trade creditors. If we incur any additional obligations that rank equally with the Notes or the Guarantees, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the Notes and the holders of our previously issued general, senior, unsecured obligations in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding-up. This may have the effect of reducing the amount of proceeds paid to the holders of the Notes. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the Notes then outstanding would remain unpaid.

We may incur additional debt in the future, which may adversely affect our financial condition and future financial results and further restrict our activities.

As of December 31, 2023, we had approximately $5.7 billion of outstanding indebtedness, including $750.0 million of indebtedness outstanding under our Senior Term Loan Facility (as defined herein), $647.0 million aggregate principal amount under our Commercial Paper Program (as defined herein), $710.2 million aggregate principal amount of Convertible Notes (as defined herein), and $3,600.0 million aggregate principal amount of Senior Notes (as defined herein), and we had $2,736 million of unused borrowing capacity under our Senior Revolving Facilities (after giving effect to approximately $14 million of outstanding letters of credit). We have publicly disclosed our intention to use our Senior Revolving Facilities as a liquidity backstop for the repayment of indebtedness outstanding under our Commercial Paper Program. We may incur additional debt in the future, including by further borrowings under our Senior Credit Facilities and additional commercial paper notes issued pursuant to our Commercial Paper Program, and our future levels of indebtedness may adversely affect our financial condition and financial results by, among other things:

•	increasing our vulnerability to adverse changes in general economic, industry and competitive conditions;

•

requiring the dedication of a greater-than-expected portion of our expected cash from operations to service our indebtedness, thereby reducing the amount of expected cash flow available for general corporate purposes, including capital expenditures and acquisitions; and

•	limiting our flexibility in planning for, or reacting to, changes in our business, our competitive conditions and our industry.

We may also enter into additional transactions or credit facilities, including for long-term debt, which may increase our indebtedness and result in additional restrictions upon our business.

We will be required to comply with the covenants set forth in the Indenture. Our ability to comply with these covenants may be affected by events beyond our control. If we breach any of the covenants and do not obtain a waiver from the holders of the Notes, then, subject to applicable cure periods, any outstanding indebtedness may be declared immediately due and payable. In addition, changes by any rating agency to our credit rating may negatively impact the value and liquidity of our securities. Downgrades in our credit ratings could also restrict our ability to obtain additional financing in the future and could affect the terms of any such financing.

We may be unable to generate the cash flow to repay or service our debt obligations, including the Notes.

We may not be able to generate sufficient cash flow to enable us to repay or service our indebtedness, including the Notes, or to make anticipated capital expenditures or other planned investments. Our ability to pay our expenses and satisfy our debt obligations, refinance our debt obligations and fund planned capital expenditures or other investments will depend on our future performance, which will be affected by general economic, financial competitive, legislative, regulatory and other factors beyond our control. If we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to repay or service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt (including the Notes) or obtain additional financing. We cannot assure you that we will be able to refinance our debt, sell assets or borrow funds on terms acceptable to us, if at all.

The Indenture will not contain financial covenants and only provide limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the Notes.

While the Indenture will contain terms intended to provide protection to the holders of the Notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the Notes. For example, among other things, the Indenture will not contain covenants designed to afford holders of the Notes any protections in the event of a highly leveraged transaction involving us that may adversely affect holders of the Notes except to the limited extent provided under “Description of notes—Purchase of notes upon a change of control repurchase event.”

Additionally, the Indenture will not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the Notes in the event we experience significant adverse changes in our financial condition or results of operations;

•	restrict our and our subsidiaries’ ability to incur unsecured debt;

•

subject to certain limitations under the Indenture, restrict our and our subsidiaries’ ability to incur secured debt that ranks effectively senior to the Notes and the Guarantees to the extent of the assets securing such indebtedness;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the Notes.

As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the Indenture and the Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events, including highly leveraged transactions, that could have an adverse impact on your investment in the Notes.

The negative covenants in the Indenture will be subject to limitations, qualifications and exceptions and, as a result, will have a limited effect and may not protect your investment in the Notes.

The Indenture will contain covenants limiting our ability and the ability of the Guarantors and our restricted subsidiaries to create certain liens, enter into certain sale and leaseback transactions and, with respect to us, consolidate or merge with, or sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all our assets, taken as a whole, to another person. However, the covenants limiting liens and sale and leaseback transactions will be of limited scope and will contain exceptions that will allow us, the Guarantors and our restricted subsidiaries to incur liens with respect to certain of our material assets. Only our U.S. subsidiaries will deemed to be “restricted subsidiaries” under the Indenture, and any foreign subsidiaries (or U.S. subsidiaries that are direct or indirect subsidiaries of any foreign subsidiary) will not be subject to such covenants. Moreover, the Indenture will not prohibit us, the Guarantors or any of our restricted subsidiaries from transferring any property otherwise subject to the covenants limiting liens and sale and leaseback transactions to an unrestricted subsidiary, which would remove such property from the scope of those covenants. The covenants limiting liens and sale and leaseback transactions will apply only to a subset of our assets and will not apply to any of our intellectual property. As of the date of this prospectus supplement, we and our subsidiaries only have a limited amount of assets that are subject to the scope of the covenants limiting liens and sale and leaseback transactions. In addition, the limitation on liens covenant will not prohibit us, the Guarantors or our restricted subsidiaries from securing future indebtedness with pledges of the capital stock of foreign subsidiaries that conduct a significant amount of our business operations (or the capital stock of any United States subsidiaries owned by unrestricted subsidiaries). As a result, the negative covenants in the Indenture will have a limited effect on our, any Guarantor’s or any restricted subsidiary’s ability to incur secured indebtedness that would be effectively senior to the Notes to the extent of the value of the assets securing such indebtedness.

In light of these exceptions and other factors described above, the negative covenants in the Indenture will have a limited effect and may not protect your investment in the Notes. See “Description of notes—Certain covenants” in this prospectus supplement and “Description of debt securities and guarantees—Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

There may not be any trading market for the Notes and we cannot assure you that an active trading market will develop for the Notes.

The Notes will be new issues of securities and, upon issuance, the Notes will not have an established trading market. We have not and do not intend to apply for listing or quotation of the Notes on any securities exchange or on any automated quotation system. We cannot assure you a trading market for the Notes will ever develop or, if developed, be maintained. Furthermore, we cannot assure you as to the liquidity of any trading market that may develop for the Notes, whether you will be able to sell the Notes, or the prices at which you may be able to sell the Notes. The prices at which the Notes may trade will depend on many factors, including, but not limited to, prevailing interest rates, general economic conditions, our performance and financial results and markets for similar securities. Historically, the markets for debt such as the Notes have been subject to disruptions that have caused substantial volatility in their prices. The market, if any, for the Notes may be subject to similar disruptions that may have an adverse effect on the holders of the Notes.

The market prices of the Notes may be volatile.

The market prices of the Notes will depend on many factors, including, but not limited to, the following:

•	credit ratings of the Notes or our other debt securities assigned by rating agencies;

•	the time remaining until maturity of the Notes;

•	the potential redemption of the Notes by us pursuant to the terms of the Indenture and the Notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition and prospects;

•

changes in general economic and political conditions and specific conditions in the end markets we address, including volatility and cyclicality in the technology sector and semiconductor industry; and

•	the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes. In particular, all other factors being constant, an increase in prevailing interest rates will cause the market price of the Notes to decline.

Furthermore, rating agencies continually review the credit ratings they have assigned to companies and debt securities. Negative changes in the credit ratings assigned to us or our debt securities would likely have an adverse effect on the market prices of the Notes.

Our credit ratings may not reflect all risks of your investment in the Notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due only as of the time of such assessment. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings do not comment as to market price or suitability for a particular investor, are limited in scope and do not reflect the potential impact of all risks relating to the Notes. Agency credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s credit rating.

Redemption may adversely affect your return on the Notes.

We have the right to redeem the Notes, in whole or in part, at any time and from time to time, prior to maturity. We may redeem the Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the Notes.

The provisions in the Indenture relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.

The provisions in the Indenture relating to change of control transactions will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of change of control repurchase event in the Indenture to trigger these provisions, including the requirement that the transactions be accompanied or followed within 60 days, subject to extension under certain circumstances, by a downgrade in the rating of the Notes, following which the Notes are no longer rated “investment grade.” Except as described under “Description of notes—Purchase of notes upon a change of control repurchase event,” the Indenture will not contain provisions that permit the holders of the Notes to require us to repurchase the Notes in the event of a takeover, recapitalization or similar transaction. Further, the definition of change of control, which is a condition precedent to a change of control repurchase event, includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of our assets. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase your Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets to another individual, group or entity may be uncertain.

We may not be able to repurchase all of the Notes upon a change of control repurchase event, which would result in a default under the Notes and may constitute an event of default under our existing and future indebtedness.

We will be required to repurchase the Notes at the option of each holder upon the occurrence of a “change of control repurchase event,” as provided in the Indenture. However, we may not have sufficient funds to repurchase the Notes for cash at the time of any change of control repurchase event. In addition, our ability to repurchase the Notes for cash may be limited by law or the terms of the agreements relating to our other indebtedness outstanding at the time. Accordingly, we may not be able to satisfy our obligations to repurchase your Notes unless we are able to refinance or obtain consents from the holders of such indebtedness. Our failure to repurchase your Notes at your option upon a change of control repurchase event would be an event of default under the Indenture and could cause a cross-default or acceleration under certain existing or future agreements governing our other indebtedness.

Federal and state fraudulent transfer laws may permit a court to void the Notes and any Guarantees thereto, subordinate claims in respect of the Notes and any Guarantees and require holders of the Notes to return payments received, and if that occurs, you may not receive any payments on the Notes.

Federal and state fraudulent transfer laws may permit a court to void the Notes and any Guarantees thereto, subordinate claims in respect of the Notes and any Guarantees thereto and require holders of the Notes to return payments received. If that occurs, you may not receive any payments on the Notes. Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes and any Guarantees thereto. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes or any Guarantees thereto could be voided as a fraudulent transfer or conveyance if (i) we or any Guarantor, as applicable, issued the Notes or incurred such Guarantees with the intent of hindering, delaying or defrauding creditors or (ii) we or any Guarantor, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the Notes or incurring such Guarantees and, in the case of (ii) only, one of the following was also true at the time thereof:

•

we or any Guarantor, as applicable, were insolvent on the date of the issuance of the Notes or the incurrence of such Guarantees or rendered insolvent by reason of the issuance of the Notes or the incurrence of such Guarantees;

•	the issuance of the Notes or the incurrence of such Guarantees left us or any Guarantor, as applicable, with an unreasonably small amount of capital to carry on the business; or

•	we or any Guarantor intended to, or believed that we or such Guarantor would, incur debts beyond our or such Guarantor’s ability to pay such debts as they mature.

Enforcement of any Guarantee of the Notes against any Guarantor will be subject to certain defenses available to Guarantors in the relevant jurisdiction. These laws and defenses generally include those that relate to corporate purpose or benefit, fraudulent conveyance or transfer, voidable preference, insolvency or bankruptcy challenges, financial assistance, preservation of share capital, thin capitalization, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally. If one or more of these laws and defenses are applicable, a Guarantor may have no liability or decreased liability under its Guarantee depending on the amounts of its other obligations and applicable law. Limitations on the enforceability of judgments obtained in New York courts in such jurisdictions could also limit the enforceability of any Guarantee against any Guarantor.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court could find that by virtue of the fact that the Notes were issued by us for its direct benefit, and only indirectly for any Guarantor’s benefit, that a Guarantor did not receive reasonably equivalent benefit directly or indirectly from the issuance of the Notes.

We cannot be certain as to the standards that a court would use to determine whether or not we or any Guarantor were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of such Guarantee would not be subordinated to our or any Guarantor’s other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

If a court were to find that the issuance of the Notes or the incurrence of a Guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or such Guarantee or subordinate the Notes or such Guarantee to our presently existing and future indebtedness or that of the related Guarantor, or require the holders of the Notes to repay any amounts received with respect to such Guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes (or any Guarantee thereto).

Although any Guarantees will contain a provision intended to limit any Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under any Guarantee to be a fraudulent transfer, this provision may not be effective to protect any Guarantees from being voided under fraudulent transfer law, or may reduce any Guarantor’s obligation to an amount that effectively makes its Guarantee worthless.

Furthermore, in the event that a bankruptcy case were to be commenced under the bankruptcy code, we could be subject to claims, with respect to any payments made within 90 days prior to the commencement of such a case, that we or any Guarantor were insolvent at the time any such payments were made and that all or a portion of such payments, which could include repayments of amounts due under the Notes or any Guarantee thereto, might be deemed to constitute a preference under the bankruptcy code, and that such payments should be voided by the bankruptcy court and recovered from the recipients for the benefit of the entire bankruptcy estate.

USE OF PROCEEDS

We estimate that the net proceeds to be received by us from the sale of the Notes offered hereby will be approximately $992.5 million, after deducting the underwriting discounts and estimated offering expenses and fees payable by us.

We intend to use the net proceeds of this offering for the repayment of a portion of the debt outstanding under our Commercial Paper Program and the payment of fees and expenses related to this offering.

The maturities of the outstanding CP Notes (as defined herein) vary, but the maturity of none of the outstanding CP Notes exceeds 397 days from the date of issue. As of February 23, 2024, the weighted-average interest rate of the outstanding CP Notes was 5.58%.

Certain of the underwriters and their affiliates may hold CP Notes and, as a result, will receive a portion of the net proceeds from this offering. See “Underwriting.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2023 on (i) an actual basis and (ii) on an as adjusted basis to give effect to borrowings under our Commercial Paper Program as of February 15, 2024, including in connection with the repayment in full of our 0.972% Senior Notes due 2024 at their maturity on February 15, 2024, and this offering and the application of the net proceeds therefrom (after deducting the underwriting discounts and estimated offering expenses payable by us).

You should read the data set forth in the table below in conjunction with “Use of proceeds” as well as our unaudited condensed consolidated financial statements, including the related notes, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the period ended December 31, 2023, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where you can find more information” and “Documents incorporated by reference.”

	As of December 31, 2023
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$281.0	$281.0

Current Debt:
Commercial Paper Program(1)	647.0	1,105.5
0.125% Convertible Senior Notes due 2024	665.5	665.5
0.972% Senior Notes due 2024	1,400.0	—
0.983% Senior Notes due 2024	1,000.0	1,000.0

Total current debt(2)	$3,712.5	$2,771.0
Long-Term Debt:
Senior Revolving Facilities(3)	$—	$—
Senior Term Loan Facility	750.0	750.0
4.250% Senior Unsecured Notes due 2025	1,200.0	1,200.0
1.625% Convertible Senior Subordinated Notes due 2025	6.7	6.7
1.625% Convertible Senior Subordinated Notes due 2027	38.0	38.0
5.050% Senior Notes due 2029 offered hereby	—	1,000.0

Total long-term debt, excluding current portion(2)	1,994.7	2,994.7

Total debt	5,707.2	5,765.7

Total stockholders’ equity	7,080.2	7,080.2

Total capitalization	$12,787.4	$12,845.9

(1)	As of February 15, 2024, $2,098.0 million of indebtedness was outstanding under our Commercial Paper Program.
(2)	Does not reflect unamortized debt discount and issuance cost.
(3)

As of December 31, 2023, we had no outstanding borrowings and $2,736 million borrowing capacity under our Senior Revolving Facilities (after giving effect to approximately $14 million of outstanding letters of credit). We have publicly disclosed our intention to use our Senior Revolving Facilities as a liquidity backstop for the repayment of indebtedness outstanding under our Commercial Paper Program.

DESCRIPTION OF OTHER OUTSTANDING INDEBTEDNESS

Amended Credit Facility

We are party to that certain Amended and Restated Credit Agreement, dated December 16, 2021, by and among us, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by that certain First Incremental Term Loan Amendment to the Amended and Restated Credit Agreement, dated August 31, 2023, and as further amended, restated, supplemented or modified from time to time (the “Amended Credit Agreement”).

The Amended Credit Agreement provides for an unsecured revolving loan facility (the “Senior Revolving Facilities”) in an aggregate principal amount of up to $2.75 billion, with a $250.0 million foreign currency sublimit, a $25.0 million letter of credit sublimit and a $20.0 million swingline loan sublimit, and an unsecured incremental term loan facility (the “Senior Term Loan Facility” and together with the Senior Revolving Facilities, the “Senior Credit Facilities”) in an aggregate principal amount of $750.0 million. In addition, subject to the satisfaction of certain conditions, we have the option to raise additional incremental term loan facilities and/or increase commitments under the Senior Revolving Facilities from time to time, so long as the aggregate principal amount of such additional incremental credit facilities and/or commitment increases does not exceed $750.0 million.

The revolving loans under the Senior Revolving Facilities bear interest, at our option, at the base rate plus a spread of 0.125% to 0.50%, an adjusted daily simple SOFR rate (or SONIA rate in the case of loans denominated in pounds sterling) plus a spread of 1.125% to 1.50%, or an adjusted term SOFR or adjusted EURIBOR rate (based on one, three or six-month interest periods) plus a spread of 1.125% to 1.50%, in each case with such spread being determined based on the credit ratings for certain of our senior, unsecured debt. The term loans under the Senior Term Loan Facility bear interest, at our option, at the base rate plus a spread of 0.125% to 0.50% or an adjusted term SOFR rate (based on one, three or six-month interest periods) plus a spread of 1.125% to 1.50%, in each case, with such spread being determined based on the credit ratings for certain of our senior, unsecured debt.

Interest is due and payable in arrears quarterly for loans bearing interest at the base rate and at the end of an interest period (or at each three-month interval in the case of loans with interest periods greater than three months) in the case of loans bearing interest at the adjusted SOFR or adjusted EURIBOR rates. Principal, together with all accrued and unpaid interest on the revolving loans under the Senior Revolving Facilities, are due and payable and the revolving loan commitments terminate on December 16, 2026. Principal, together with all accrued and unpaid interest on the term loans under the Senior Term Loan Facility, are due and payable on August 31, 2025. We pay a quarterly commitment fee on the available but unused portion of the Senior Revolving Facilities which is calculated on the average daily available balance during the period. We may prepay the term loans, prepay the revolving loans and terminate the revolving commitments, in whole or in part, at any time without premium or penalty, subject to certain conditions including minimum amounts in the case of commitment reductions and reimbursement of certain costs in the case of prepayments of adjusted term SOFR or adjusted EURIBOR loans.

Our obligations under the Amended Credit Agreement are guaranteed by certain of our subsidiaries meeting materiality thresholds set forth in the Amended Credit Agreement.

The Amended Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict us and our subsidiaries’ ability to, among other things, incur subsidiary indebtedness, grant liens, merge or consolidate, dispose of substantially all assets of us and our subsidiaries, taken as a whole, make investments, make acquisitions, enter into certain transactions with affiliates, pay dividends or make distributions, repurchase stock, enter into restrictive agreements and enter into sale and leaseback transactions, in each case subject to customary exceptions for a credit facility of this size and type. We are also required to maintain compliance with a total leverage ratio and an interest coverage ratio, all measured quarterly and calculated on a consolidated basis. As of December 31, 2023, we were in compliance with these financial covenants.

The financial covenants include limits on our consolidated total leverage ratio. The maximum Total Leverage Ratio (as defined in the Amended Credit Agreement) as of the end of each fiscal quarter ending on or after December 31, 2023 shall not exceed 3.50 to 1.00, subject to permitted step-ups in connection with significant acquisitions. The Total Leverage Ratio is calculated as Consolidated Total Indebtedness to Consolidated EBITDA (each as defined in the Amended Credit Agreement) for a period of four consecutive fiscal quarters ending on the measurement date. We are also required to maintain a minimum Interest Coverage Ratio (as defined in the Amended Credit Agreement) at the end of each fiscal quarter of at least 3.00 to 1.00. The Interest Coverage Ratio is calculated as Consolidated EBITDA to Consolidated Interest Expense (each as defined in the Amended Credit Agreement) paid or payable in cash for a period of four consecutive fiscal quarters ending on the measurement date.

The Amended Credit Agreement includes customary events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Amended Credit Agreement. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Amended Credit Agreement at a per annum rate equal to 2.00% above the applicable interest rate for any overdue principal and 2.00% above the rate applicable for base rate loans for any other overdue amounts.

Commercial Paper Program

On September 13, 2023, we entered into a commercial paper program (the “Commercial Paper Program”), under which we may issue unsecured commercial paper notes (the “CP Notes”) pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act. Amounts available under the Commercial Paper Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of the CP Notes outstanding under the Commercial Paper Program at any time not to exceed $2.75 billion. As of December 31, 2023, approximately $647.0 million aggregate principal amount of the CP Notes were outstanding and the weighted-average interest rate of such CP Notes was 5.64% as of such date.

Our obligations with respect to the payment of the CP Notes are fully and unconditionally guaranteed by the Guarantors.

The maturities of the CP Notes vary, but may not exceed 397 days from the date of issue. The CP Notes and guarantees thereof rank pari passu with all of our and the Guarantors’ other unsecured and unsubordinated indebtedness.

We have publicly disclosed our intention to use our Senior Revolving Facilities as a liquidity backstop for the repayment of indebtedness outstanding under our Commercial Paper Program.

4.250% Senior Notes

On May 29, 2020, we issued $1.2 billion aggregate principal amount of 4.250% Senior Notes due 2025 (the “4.250% Senior Notes”) and related guarantees by the Guarantors in a private offering under Rule 144A and Regulation S of the Securities Act. The 4.250% Senior Notes are governed by an indenture (the “4.250% Senior Note Indenture”), dated as of May 29, 2020, by and among us, the Guarantors, and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee. The 4.250% Senior Notes mature on September 1, 2025. Interest on the 4.250% Senior Notes accrues at a rate of 4.250% per annum, payable semi-annually in arrears on March 1 and September 1 of each year.

We may, at our option, redeem some or all of the 4.250% Senior Notes, at a redemption price equal to (i) if redeemed during the twelve-month period beginning on September 1, 2023, 101.063% of the aggregate principal amount of 4.250% Senior Notes redeemed, and (ii) if redeemed during the twelve-month period beginning on September 1, 2024 or thereafter, 100% of the aggregate principal amount of 4.250% Senior Notes redeemed, in each case, plus accrued and unpaid interest on such 4.250% Senior Notes, if any, to, but excluding, the redemption date.

If we experience a specified change of control triggering event, we must offer to repurchase the 4.250% Senior Notes at a price equal to 101% of the principal amount of the 4.250% Senior Notes repurchased, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date.

The 4.250% Senior Note Indenture contains covenants that, among other things, restrict our and/or our domestic subsidiaries’ ability to:

•	create or incur certain liens and enter into sale and lease-back transactions; and

•	consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets, to another person.

These covenants are subject to a number of limitations and exceptions set forth in the 4.250% Senior Note Indenture.

The 4.250% Senior Notes are guaranteed by the Guarantors that have also guaranteed the obligations under the Senior Credit Facilities and under the Outstanding Senior Secured Notes. In the future, each of our subsidiaries that is a guarantor or other obligor of the Senior Credit Facilities or certain our other indebtedness will guarantee the 4.250% Senior Notes.

0.983% Senior Notes

In May 2021, we issued $1.0 billion aggregate principal amount of 0.983% Senior Secured Notes due 2024 (the “0.983% Senior Notes” and, together with the 4.250% Senior Notes and our 0.972% Senior Notes due 2024, the “Senior Notes”) in a private offering under Rule 144A and Regulation S of the Securities Act. The 0.983% Senior Notes mature on September 1, 2024. Interest on the 0.983% Senior Notes accrues at a rate of 0.983% per annum, payable semi-annually in arrears on March 1 and September 1 of each year.

We may, at our option, redeem some or all of the 0.983% Senior Notes at a price equal to the greater of (a) 100% of the principal amount of the 0.983% Senior Notes redeemed and (b) the sum of the present value of all remaining scheduled payments of principal and interest (discounted in accordance with the indenture for the 0.983% Senior Notes) that would have been due on the redeemed 0.983% Senior Notes, in each case, plus accrued and unpaid interest to, but excluding, the redemption date.

If we experience a specified change of control triggering event, we must offer to repurchase the 0.983% Senior Notes at a price equal to 101% of the principal amount of the 0.983% Senior Notes repurchased, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date.

The 0.983% Senior Notes are guaranteed by certain of our subsidiaries that have also guaranteed the obligations under our Senior Credit Facilities.

At issuance, the 0.983% Senior Notes and the related guarantees were secured, on a pari passu first lien basis with the Senior Credit Facilities, by substantially all of the tangible and intangible assets (other than certain excluded assets) of us and the guarantors that secure obligations under the Senior Credit Facilities. Following the release of the liens securing obligations under the Senior Credit Facilities in December 2021, the liens securing the 0.983% Senior Notes were deemed automatically released pursuant to the terms of the indenture governing the 0.983% Senior Notes.

Convertible Notes

General

As of December 31, 2023, we had indebtedness in the form of convertible notes with an aggregate principal amount of $710.2 million in the following series:

•	$665.5 million in respect of 0.125% Convertible Senior Subordinated Notes due 2024 (the “2024 Convertible Notes”);

•	$6.7 million in respect of 1.625% Convertible Senior Subordinated Notes due 2025 (the “2025 Convertible Notes”); and

•

$38.0 million in respect of our 1.625% Convertible Senior Subordinated Notes due 2027 (the “2027 Convertible Notes” and, together with the 2025 Convertible Notes and the 2024 Convertible Notes, the “Convertible Notes”).

2024 Convertible Notes

The 2024 Convertible Notes bear interest at a rate of 0.125% per year, payable semi-annually on May 15 and November 15 of each year. The 2024 Convertible Notes will mature on November 15, 2024 unless earlier repurchased by us or converted in accordance with their terms.

The initial base conversion rate of the 2024 Convertible Notes is 5.3514 shares of our common stock per $1,000 principal amount of 2024 Convertible Notes (which is equivalent to an initial base conversion price of approximately $186.87 per share). If, during the relevant observation period for determining amounts due upon conversion, the daily volume weighted average price of our common stock exceeds the base conversion price on any given trading day, the conversion rate for such trading day will be determined by a formula resulting in the conversion rate for such day being increased. The base conversion rate will be subject to adjustment upon the occurrence of certain specified events.

Prior to the close of business on the business day immediately preceding August 15, 2024, the 2024 Convertible Notes will be convertible only under certain limited circumstances specified in the indenture governing the 2024 Convertible Notes. On or after August 15, 2024, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the 2024 Convertible Notes may convert all or a portion of their 2024 Convertible Notes, at any time. Upon conversion, the 2024 Convertible Notes will be settled in cash, shares of our common stock or any combination thereof, at our option.

On or after November 20, 2022, we may redeem, at our option, all or any part of the 2024 Convertible Notes if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date we provide notice of such redemption, for a redemption price equal to 100% of the principal amount of 2024 Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

2025 Convertible Notes

The 2025 Convertible Notes bear interest at a rate of 1.625% per year, payable semi-annually on February 15 and August 15 of each year. The 2025 Convertible Notes will mature on February 15, 2025 unless earlier repurchased by us or converted in accordance with their terms.

The initial base conversion rate of the 2025 Convertible Notes is 14.5654 shares of our common stock per $1,000 principal amount of 2025 Convertible Notes (which is equivalent to an initial base conversion price of approximately $68.66 per share). If, during the relevant observation period for determining amounts due upon conversion, the daily volume weighted average price of our common stock exceeds the base conversion price on any given trading day, the conversion rate for such trading day will be determined by a formula resulting in the conversion rate for such day being increased. The base conversion rate will be subject to adjustment upon the occurrence of certain specified events.

Prior to the close of business on the business day immediately preceding November 15, 2024, the 2025 Convertible Notes will be convertible only under certain limited circumstances specified in the indenture for the 2025 Convertible Notes. On or after November 15, 2024, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the 2025 Convertible Notes may convert all or a portion of their 2025 Convertible Notes, at any time. Upon conversion, the 2025 Convertible Notes will be settled in cash, shares of our common stock or any combination thereof, at our option.

2027 Convertible Notes

The 2027 Convertible Notes bear interest at a rate of 1.625% per year, payable semi-annually on February 15 and August 15 of each year. The 2027 Notes will mature on February 15, 2027 unless earlier repurchased by us or converted in accordance with their terms.

The initial base conversion rate of the 2027 Convertible Notes is 9.8936 shares of our common stock per share per $1,000 principal amount of 2027 Convertible Notes (which is equivalent to an initial base conversion price of approximately $101.08 per share). If, during the relevant observation period for determining amounts due upon conversion, the daily volume weighted average price of our common stock exceeds the base conversion price on any given trading day, the conversion rate for such trading day will be determined by a formula resulting in the conversion rate for such day being increased. The base conversion rate will be subject to adjustment upon the occurrence of certain specified events.

Prior to the close of business on the business day immediately preceding November 15, 2026, the 2027 Convertible Notes will be convertible only under certain limited circumstances specified in the indenture for the 2027 Convertible Notes. On or after November 15, 2026 until the close of business on the second scheduled trading day immediately preceding the relevant maturity date, holders of the 2027 Convertible Notes may convert all or a portion of their 2027 Convertible Notes, at any time. Upon conversion, the 2027 Convertible Notes will be settled in cash, shares of our common stock or any combination thereof, at our option.

No Optional Redemption

We may not redeem any series of Convertible Notes (other than the 2024 Convertible Notes) prior to the relevant maturity date and no sinking fund is provided for any series of the Convertible Notes. Upon the occurrence of a fundamental change (as defined in the applicable indenture for such series of Convertible Notes), holders may require us to purchase all or a portion of their Convertible Notes of such series for cash at a price equal to 100% of the principal amount of such Convertible Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The Convertible Notes, the 4.250% Senior Notes and the 0.983% Senior Notes are referred to herein as the “Outstanding Notes.”

DESCRIPTION OF NOTES

The following is a description of the $1,000,000,000 aggregate principal amount of 5.050% Senior Notes due 2029 (the “Notes”). The Notes will be issued by Microchip Technology Incorporated, a Delaware corporation (the “Company”). The Notes will be issued under an indenture, dated February 29, 2024, between us and Computershare Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture relating to the Notes, to be dated as of the Issue Date, among us, the Guarantors and the Trustee (the indenture, as so supplemented, the “Indenture”). Additional provisions of the Indenture are more fully described under the caption “Description of debt securities and guarantees” in the accompanying prospectus.

The following is a summary of the material provisions of the Indenture, the Notes and the Guarantees. This summary supplements, and to the extent inconsistent therewith, replaces, the description of the general terms of our debt securities included in the accompanying prospectus under the caption “Description of debt securities and guarantees.” You can find the definitions of certain terms used in this description under “—Certain definitions.” The terms defined in “—Certain definitions” below are used in this “Description of notes” as so defined.

Capitalized terms used and not defined in this summary have the meanings specified in the Indenture. For purposes of this section of this prospectus supplement, references to “we,” “us” and “our” are to Microchip Technology Incorporated and not to any of its subsidiaries.

General

The Notes will have the following basic terms:

•

the Notes and the Guarantees will be our and the Guarantors’ senior, unsecured obligations, will rank equally in right of payment with all of our and such Guarantors’ existing and future senior unsecured indebtedness, including the obligations under our Senior Credit Facilities and Outstanding Notes;

•	the Notes and the Guarantees will be effectively subordinated to all of our and the Guarantors’ future secured indebtedness to the extent of the value of the assets securing such indebtedness;

•	the Notes and the Guarantees will be senior in right of payment to any of our and the Guarantors’ indebtedness that is subordinated to the Notes and the Guarantees, as applicable;

•

the Notes and the Guarantees will be structurally subordinated to all existing and future indebtedness (including trade payables) of our and the Guarantors’ subsidiaries that do not guarantee the Notes (other than indebtedness and liabilities owed to us or the Guarantors, if any);

•	the Notes will initially be limited to $1,000,000,000 aggregate principal amount (subject to our right to issue additional notes as described under “—Further Issuances” below);

•	the Notes will accrue interest at a rate of 5.050% per annum;

•	the Notes will mature on March 15, 2029, unless redeemed or repurchased prior to such date;

•

interest will accrue on the Notes from the most recent interest payment date for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the Issue Date), payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2024. Interest will be payable to the holders of record on March 1 and September 1 (whether or not a business day) immediately preceding the related interest payment date;

•	we may redeem the Notes prior to their maturity, in whole or in part, as described under “—Optional redemption” below;

•

we may be required to repurchase the Notes, in whole or in part, at the option of the holders, in connection with the occurrence of a “change of control repurchase event” with respect to the Notes, as described under “—Purchase of notes upon a change of control repurchase event” below;

•	the Notes will be issued in registered form in minimum denominations of $2,000 and multiples of $1,000 in excess thereof;

•

the Notes will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain limited circumstances may be represented by Notes in definitive form. See “Book-entry settlement and clearance”;

•	the Notes will be exchangeable and transferable at the office or agency maintained by us for such purposes (which initially will be the corporate trust office of the Trustee); and

•

the Notes will be fully and unconditionally guaranteed by any existing and future subsidiary of ours that on the Issue Date is or thereafter becomes a borrower or guarantor under our Senior Credit Facilities. See “—Guarantees.”

We do not intend to list the Notes on any securities exchange or include the Notes in any automated quotation system. The Notes will not be subject to any sinking fund.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to us), purchase Notes in the open market, negotiated transactions or otherwise, for our account or for the account of one or more of our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any Notes so purchased (other than Notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation, together with a company order to cancel such Notes, and they will no longer be considered “outstanding” under the Indenture upon their surrender to the Trustee for cancellation.

Guarantees

The Indenture will provide that our obligations under the Notes and the Indenture will be, jointly and severally, unconditionally guaranteed by each of our existing and future subsidiaries that on the Issue Date is or thereafter becomes an obligor under our Senior Credit Facilities, on a senior, unsecured basis (each such guarantee, a “Guarantee,” and each such subsidiary providing a Guarantee, a “Guarantor”). See “—Additional note guarantees.”

The Guarantors will guarantee on a senior, unsecured basis our obligations under the Notes and all of our other obligations under the Indenture, and each Guarantor’s Guarantee of the Notes is “full and unconditional,” as that term is used in Regulation S-X, Rule 3-10(e)(2), except that in the future the Guarantees may be released and discharged under certain circumstances, as set forth below.

The obligations of each Guarantor under its Guarantee will be limited in a manner designed to prevent such Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law, although no assurance can be given that a court would give the holder the benefit of such provision. See “Risk factors—Risks related to this offering and the notes—Federal and state fraudulent transfer laws may permit a court to void the Notes and any Guarantees thereto, subordinate claims in respect of the Notes and any Guarantees thereto and require holders of the Notes to return payments received and, if that occurs, you may not receive any payments on the Notes.” If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of such Guarantor, and, depending on the amount of such indebtedness, such Guarantor’s liability on the Guarantee could be reduced to zero.

Not all of our subsidiaries will guarantee the Notes. For the year ended March 31, 2023 and the nine months ended December 31, 2023, our non-guarantor subsidiaries represented 74.1% and 70.8% of our net sales to third parties, respectively, and 73.3% and 76.4% of our net income, respectively. As of December 31, 2023, our non-guarantor subsidiaries represented 61.9% of our consolidated total assets (excluding intercompany receivables and assets of a type not required to be reflected on a balance sheet in accordance with GAAP) and 28.6% of our consolidated total liabilities (excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP).

Any Guarantor will be released and discharged automatically and unconditionally from all its obligations under the Indenture and the Guarantee and will cease to be a Guarantor, without any further action required on the part of the Trustee or any holder:

•	if we exercise our legal defeasance or our covenant defeasance options with respect to the Notes or if our obligations under the Indenture are discharged in accordance with the terms thereof;

•	if no Event of Default has occurred and is then continuing, upon the liquidation or dissolution of such Guarantor; and

•	upon the release or discharge of such Guarantor’s obligations under our Senior Credit Facilities.

Upon delivery by us to the Trustee of an officer’s certificate and an opinion of counsel to the effect that any of the conditions described above has occurred or otherwise been satisfied, the Trustee shall, at our expense, execute any supplemental indenture or other documents reasonably requested by us in order to evidence the release of a Guarantor from its obligations under its Guarantee and the Indenture.

Certain definitions

The Indenture will contain the following defined terms:

“attributable debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of (1) the fair market value of the Property (as determined in good faith by a Senior Officer of us) subject to such transaction, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such present value shall be the lesser of (i) the present value determined assuming termination upon the first date such lease may be terminated (in which case the present value shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be terminated) and (ii) the present value assuming no such termination.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total assets less (a) all current liabilities (excluding any notes or loans payable within 12 months, the current portion of long-term debt, deferred net revenue, obligations under operating and finance leases, and the portion of any convertible debt classified as “current” despite having a stated maturity more than 12 months from the date as of which the amount thereof is being computed) and (b) the value of all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets, all as shown on or reflected in our most recent consolidated balance sheet (including, without duplication, the notes related thereto) prepared in accordance with GAAP.

“foreign subsidiary” means, with respect to any person, any subsidiary of such person other than a subsidiary that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“Hedging Obligations” means, with respect to any specified person, the obligations of such person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such person against fluctuations in currency exchange rates or commodity prices.

“indebtedness” means, with respect to any person, indebtedness of such person for borrowed money, including notes, bonds, debentures or other similar instruments but excluding Non-recourse Obligations, if and to the extent the same would appear as a liability on a balance sheet (excluding footnotes thereto) of such person under GAAP.

The amount of any indebtedness outstanding as of any date will be:

(1)	the accreted value of the indebtedness, in the case of any indebtedness that does not require the current payment of interest;

(2)	the principal amount of the indebtedness, in the case of any other indebtedness; and

(3)

in respect of indebtedness of another person secured by a Lien on the assets of the specified person, the lesser of: (a) the fair value (as determined in good faith by a Senior Officer of us) of such assets at the date of determination; and (b) the principal amount of the indebtedness secured by such Lien.

In addition, accrual of interest and accretion or amortization of original issue discount will not be deemed to be an incurrence of indebtedness for any purpose under the Indenture.

“Issue Date” means March 7, 2024.

“Lien” means any mortgage, lien, pledge, charge, or similar security interest or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof); provided, however, that in no event shall either (i) any legal or equitable encumbrance deemed to exist by the sole reason of a negative pledge or (ii) an operating lease or a non-exclusive license be deemed to constitute a Lien.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us, any Guarantor or any direct or indirect subsidiaries of ours or any Guarantor or (2) the financing of a project involving the development or expansion of our properties or properties of any Guarantor or any direct or indirect subsidiaries of ours or any Guarantor, as to which the obligee with respect to such indebtedness or obligation has no recourse (other than for limited recourse provisions that are customary in transactions in which the primary recourse is to the project property) to us or any direct or indirect subsidiary of ours or any Guarantor’s or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office, any research and development office or any manufacturing facility (whether now owned or hereafter acquired), in each case, located in the United States which (a) is owned by us, any Guarantor or any restricted subsidiary; and (b) has a net book value on the date as of which the determination is being made in excess of 1% of Consolidated Net Tangible Assets as most recently determined on or prior to such date. Notwithstanding the foregoing, Property does not include any such property that our board of directors has determined not to be of material importance to the business conducted by us and our subsidiaries, taken as a whole.

“restricted subsidiary” means any direct or indirect subsidiary of ours or any Guarantor that (1) is organized or existing under the laws of the United States, any state thereof or the District of Columbia (other than any such subsidiary that is a direct or indirect subsidiary of one or more of our foreign subsidiaries) and (2) which owns Property in the United States.

“Senior Credit Facilities” means the amended and restated credit agreement, dated as of December 16, 2021, by and among us, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Senior Officer” of any specified person means the chief executive officer or chief financial officer of such person.

“subsidiary” of any specified person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person or a combination thereof.

Interest

The Notes will begin to accrue interest from the Issue Date. Interest on the Notes will be paid to the persons in whose name the Notes are registered at the close of business on the record date immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

As used in the Indenture, the term “business day” means any day, other than a Saturday or Sunday, that is not a day on which the banking institutions are authorized or required by law or executive order to close or on which commercial banks in New York, New York or the place of payment are authorized or required by applicable law to close. Any reference to a day or number of days, unless expressly referred to as a business day or a number of business days, shall mean the respective calendar day or number of calendar days.

If any interest payment date, redemption date, repayment date or stated maturity of the Notes falls on a date that is not a business day, then payment of principal and premium, if any, or interest, or the redemption or repayment of the Notes, will be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date, redemption date or repayment date, or at the stated maturity. No interest shall accrue for the period from and after any such interest payment date, redemption date, repayment date, or stated maturity, as the case may be, to the date of such payment.

Payment

If the Notes are no longer represented by global notes, payment of interest on certificated Notes in definitive form may, at our option, be made by (i) check mailed directly to holders of such Notes at their registered addresses, or (ii) upon written request of any holder of at least $5.0 million aggregate principal amount of Notes, wire transfer to an account located in the United States maintained by such holder. See “Description of debt securities and guarantees—Payment and transfer or exchange” in the accompanying prospectus.

Ranking

The Notes and the Guarantees will be our and the Guarantors’ senior, unsecured obligations, will rank equally in right of payment with all of our and the Guarantors’ existing and future senior, unsecured indebtedness, including obligations under our Senior Credit Facilities and our Outstanding Notes, and will rank senior in right of payment to all of our and the Guarantors’ existing and future unsecured, subordinated indebtedness. The Notes and the Guarantees will be effectively subordinated to all of our and the Guarantors’ future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all of the future indebtedness and other liabilities (including trade payables) of our and the Guarantors’ subsidiaries that do not guarantee the Notes (other than indebtedness and liabilities owed to us or the Guarantors, if any). We derive a substantial portion of our operating income and cash flow from our subsidiaries, certain of which will not guarantee the Notes. Therefore, our ability to make payments when due to the holders of the Notes is, in part, dependent upon the receipt of sufficient funds from our subsidiaries.

In addition, claims of creditors of our subsidiaries that do not guarantee the Notes generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the Notes. Accordingly, the Notes will be structurally subordinated to creditors, including trade creditors, of our subsidiaries that do not guarantee the Notes. As of December 31, 2023, our non-guarantor subsidiaries represented 61.9% of our consolidated total assets (excluding intercompany receivables and assets of a type not required to be reflected on a balance sheet in accordance with GAAP) and 28.6% of our consolidated total liabilities (excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP).

As of December 31, 2023, we had approximately $5.7 billion of outstanding consolidated indebtedness. After giving effect to $2,098.0 million of outstanding borrowings under our Commercial Paper Program as of February 15, 2024, including in connection with the repayment in full of our 0.972% Senior Notes due 2024 at their maturity on February 15, 2024, and this offering and the application of the net proceeds therefrom, we would have had approximately $5.8 billion of outstanding consolidated indebtedness as of December 31, 2023.

Optional redemption

Prior to February 15, 2029 (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States

Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible or liable for any determination, calculation, or verification of the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed (with a copy to the Trustee). Any redemption or notice may, at our discretion, be subject to one or more conditions precedent and, at our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by us in our sole discretion), or the redemption date may not occur at all and such notice may be rescinded if all such conditions shall not have been satisfied (or waived by us in our sole discretion). We shall provide written notice to the Trustee prior to the close of business one business day prior to the redemption date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each holder of the Notes in the same manner in which the notice of redemption as given.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes, or portions thereof, called for redemption.

If any redemption date would otherwise be a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day.

Purchase of notes upon a change of control repurchase event

If a change of control repurchase event occurs, unless we have exercised our right to redeem the Notes in full as described under “—Optional Redemption,” each holder of Notes will have the right to require us to repurchase all or any part (equal to $2,000 and multiples of $1,000 in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes to be repurchased plus any accrued and unpaid interest on such Notes to, but excluding, the repurchase date.

Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the change of control or event that may constitute the change of control, we will deliver a notice to each holder of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering (the “change of control offer”) to repurchase such Notes on the repurchase date specified in the notice at the option of the holders, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (a “change of control notice”). Any such change of control notice shall, if delivered prior to the date of consummation of the change of control, state that our obligation to repurchase such Notes is conditioned on a change of control repurchase event occurring on or prior to the repurchase date specified in such notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with any repurchase of the Notes as a result of a change of control repurchase event. To the extent the provisions of any such securities laws or regulations conflict with the “Purchase of notes upon a change of control repurchase event” provisions of the Indenture, we will comply with those securities laws and regulations and shall not be deemed to have breached our obligations under the “Purchase of notes upon a change of control repurchase event” provisions of the Indenture by virtue thereof.

On the repurchase date following a change of control repurchase event, we will, to the extent lawful:

(1)	accept for payment all the Notes or portions of the Notes properly tendered pursuant to our change of control notice;

(2)

no later than 11:00 a.m., New York City time on the repurchase date, deposit with the paying agent or tender agent appointed for such purpose an amount equal to the aggregate repurchase price in respect of all the Notes or portions of the Notes properly tendered; and

(3)	deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of Notes being repurchased by us.

The paying agent or tender agent appointed for such purpose will promptly deliver to each holder of Notes properly tendered the repurchase price for the Notes, and the Trustee, upon receipt of a company order (and an officer’s certificate and an opinion of counsel), will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered.

If holders of not less than 90% in aggregate principal amount of the Notes then outstanding validly tender and do not withdraw such Notes in a change of control offer and we, or any third party making a change of control offer in lieu of us, as described below, purchases all of the Notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 10 days nor more than 60 days’ prior written notice to the holders of the Notes (with a copy to the

Trustee), given not more than 30 days following such purchase pursuant to the change of control offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date).

Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control repurchase event under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or the credit ratings of the Notes. Restrictions on our ability to incur liens and enter into sale and leaseback transactions are contained in the covenants as described below under “—Certain covenants—Limitation on liens” and “—Certain covenants—Limitation on sale and leaseback transactions.” Except for the limitations contained in such covenants, the covenant relating to repurchases upon the occurrence of a change of control repurchase event and the covenant described in the accompanying prospectus under “Description of debt securities and guarantees—Covenants—Consolidation, merger and sale of assets,” however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

We will not be required to make a change of control offer in connection with a change of control repurchase event if a third party makes such an offer in connection with such change of control repurchase event in the manner and at the times required and otherwise in compliance with the requirements under the applicable Indenture for such an offer made by us, and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The phrase “all or substantially all,” as used with respect to our assets and the assets of our subsidiaries in the definition of “change of control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” of our assets and the assets of our subsidiaries has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be uncertain.

Furthermore, holders may not be entitled to require us to repurchase their Notes in certain circumstances involving a significant change in the composition of our board of directors unless such change otherwise constitutes a change of control repurchase event.

We may not have sufficient funds to repurchase all the Notes upon a change of control repurchase event. In addition, even if we have sufficient funds, we may be prohibited from repurchasing the Notes under the terms of our debt instruments. Furthermore, a failure to repurchase the Notes upon a change of control repurchase event could constitute an event of default under our other indebtedness. See “Risk factors—We may not be able to repurchase all of the Notes upon a change of control repurchase event, which would result in a default under the Notes and may constitute an event of default under our future indebtedness.”

The change of control repurchase event feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between the underwriters and us. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control repurchase event under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional secured Indebtedness are contained in the covenants described under “—Certain Covenants — Limitation on Liens” and “—Certain Covenants— Limitation on Sale and Lease-Back Transactions.” Such restrictions in the Indenture can be waived with respect to the Notes only with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries; (2) the adoption of a plan by our board of directors relating to our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate of the total voting power of our voting shares or other voting shares into which our voting shares are reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that (x) a person shall not be deemed the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act and (y) a transaction will not be deemed to involve a change of control under this clause (3) if (A) we become a direct or indirect wholly-owned subsidiary of a holding company and (B)(i) the direct or indirect holders of the voting shares of such holding company immediately following that transaction are substantially the same as the holders of our voting shares immediately prior to that transaction and each holder holds substantially the same percentage of voting shares of such holding company as such holder held of our shares immediately prior to that transaction or (ii) our voting shares outstanding immediately prior to such transaction are converted into or exchanged for, a majority of the voting stock of such holding company immediately after giving effect to such transaction; or (4) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting shares or the outstanding voting shares of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where our voting shares outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting shares (measured by voting power) of the surviving person or any direct or indirect parent company of any surviving person immediately after giving effect to such transaction. Notwithstanding the foregoing, a merger of our company with any of our subsidiaries solely for the purpose of reincorporating our company in another jurisdiction within the United States shall not be a “change of control.”

“change of control repurchase event” means the occurrence of both a change of control and a ratings event.

“Fitch” means Fitch Ratings, Inc. and its successors.

“investment grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or, if applicable, the equivalent investment grade credit rating from any replacement rating agency appointed in accordance with the proviso to the definition of “rating agency.”

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“rating agency” means each of Fitch, Moody’s and S&P; provided that if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, “rating agency” will include a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act appointed by us as a substitute for such rating agency.

“ratings event” means that the Notes cease to be rated investment grade by at least two of the three rating agencies on any day during the period (the “trigger period”) commencing on the earlier of (a) the first public notice of the occurrence of a change of control or (b) the public announcement by us of our intention to effect a change of control, and ending 60 days following consummation of such change of control (which period shall be extended so long as the rating of such Notes is under publicly announced consideration for a possible rating downgrade by either of the rating agencies on such 60th day, such extension to last with respect to each such rating agency until the date on which such rating agency considering such possible downgrade either (x) rates such Notes below investment grade or (y) publicly announces that it is no longer considering such Notes for possible downgrade). If any of the rating agencies is not providing a rating of such Notes on any day during the trigger period for any reason (subject, for the avoidance of doubt, to our right to engage a substitute rating agency in accordance with the proviso to the definition of “rating agency”), the rating of such rating agency for such Notes shall be deemed to have ceased to be investment grade during the trigger period.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“voting shares” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the shares, interests, participants, rights or other equivalents (however designated) of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Further issuances

We may from time to time, without notice to or the consent of the holders of the Notes, issue additional notes having the same terms as, and ranking equally and ratably with, such Notes in all respects (except for the public offering price, the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first interest payment date). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the Notes and will vote together as one class on all matters with respect to the Notes; provided that if such additional notes are not fungible with the outstanding Notes for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers.

Certain covenants

Except as set forth below, neither we nor any of our subsidiaries will be restricted by the Indenture from:

•	incurring any indebtedness or other obligation,

•	paying dividends or making distributions on our capital stock or the capital stock of such subsidiaries, or

•	purchasing or redeeming our capital stock or the capital stock of such subsidiaries.

In addition, we will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of the Notes upon a change of control or other events involving us or any of our subsidiaries that may adversely affect the creditworthiness of the Notes, except to the limited extent provided under “—Purchase of notes upon a change of control repurchase event” above. Among other things, the Indenture will not contain covenants designed to afford holders of the Notes any protections in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the Notes, except to the limited extent provided under “—Purchase of notes upon a change of control repurchase event” above and as described in the accompanying prospectus under “Description of debt securities and guarantees—Covenants—Consolidation, merger and sale of assets.” The covenants described under “—Limitation on liens” and “—Limitation on sale and leaseback transactions” will apply only to “Property” owned by us, any Guarantor and any restricted subsidiary. As of the date of this prospectus supplement, we and our subsidiaries only have a limited amount of assets that constitute “Property.” In addition, the Indenture will not prohibit us, any Guarantor or any restricted subsidiary from transferring any assets otherwise constituting “Property” to a subsidiary that is not a restricted subsidiary, thus limiting the scope of the covenants described under “—Limitation on liens” and “—Limitation on sale and leaseback transactions.” In addition, the covenants do not prohibit our or any Guarantor’s subsidiaries from incurring debt and we and they may also incur substantial amounts of secured debt. The debt of our non-guarantor subsidiaries will be structurally senior to the Notes and any secured debt of us or the Guarantors will be effectively senior to the Notes, to the extent of the value of the assets securing such debt.

See “Risk factors—Risks related to this offering and the notes—The Notes will be structurally subordinated to the liabilities of our subsidiaries that are not guaranteeing the Notes,” “Risk factors—Risks related to this offering and the notes—The Indenture will not contain financial covenants and only provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the Notes” and “Risk factors—Risks related to this offering and the notes—The negative covenants in the Indenture will be subject to limitations, qualifications and exceptions and, as a result, will have a limited effect and may not protect your investment in the Notes.”

The Indenture will contain the following principal covenants:

Limitation on liens

We will not, and we will not permit any Guarantor or any restricted subsidiary to, create or incur any Lien upon any Property of ours, any Guarantor or any restricted subsidiary or the capital stock of any subsidiary (other than a foreign subsidiary) that owns Property and is owned by us, any Guarantor or any restricted subsidiary (whether such Property or capital stock are now existing or owned or hereafter created or acquired) to secure any indebtedness or to secure guarantees of indebtedness of ours, any Guarantor or any restricted subsidiary unless prior to or at the same time, the Notes and the Guarantees (together with, at our option, any other indebtedness or guarantees of indebtedness of ours, any Guarantors or any restricted subsidiary ranking equally in right of payment with the Notes) are equally and ratably secured with or, at our option, prior to, such secured indebtedness or guarantees of indebtedness, until such time as such indebtedness or guarantees of indebtedness are no longer secured by such Lien or such Property is no longer owned by us, a Guarantor or any restricted subsidiary.

The foregoing restriction does not apply to:

(1)

Liens existing on shares of capital stock of a person and its subsidiaries at the time such person becomes a direct or indirect subsidiary of ours, or a Guarantor’s or a restricted subsidiary, provided that such Lien was not incurred in anticipation of such person becoming a subsidiary;

(2)

Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us, any Guarantor or any restricted subsidiary of any person then owning such Property, provided that such Lien was not incurred in anticipation of such acquisition;

(3)	Liens securing indebtedness of ours, any Guarantor or any restricted subsidiary owing to us or any of our subsidiaries;

(4)	Liens existing on the Issue Date;

(5)

Liens on Property of a person existing at the time such person is merged into or consolidated with us, any Guarantor or any restricted subsidiary, at the time such person becomes a subsidiary of ours or any Guarantor (or arising thereafter pursuant to contractual commitments entered into prior to acquiring such Property), or at the time of a sale, lease or other disposition of all or substantially all of the Properties of a person to us, any Guarantor or any restricted subsidiary (or arising thereafter pursuant to contractual commitments entered into prior to acquiring such Property), provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction;

(6)	Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(7)	Liens created to secure the Notes and the Guarantees;

(8)

Liens imposed by law or arising by operation of law, such as materialmens’, workmen’s or repairmen’s, carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, in each case for sums not yet overdue by more than 90 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such person with respect to which such person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9)

Liens for taxes, assessments or other governmental charges or levies on Property not yet overdue for a period of more than 30 days or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10)

Liens to secure the performance of obligations with respect to statutory or regulatory requirements, bids, trade or commercial contracts, government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, statutory obligations, surety, stay, customs and appeal bonds, performance or return of money bonds and other obligations of a like nature, import or customs duties, liabilities to insurance carriers or for the payment of rent, and Liens to secure letters of credit, guarantees, bonds or other sureties given in connection with the foregoing obligations or in connection with workers’ compensation, unemployment insurance or other types of social security or similar laws and regulations;

(11)

pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or deposits to secure public or statutory obligations, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States to secure surety, appeal or customs bonds, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(12)

Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ Liens and other similar Liens none of which interfere materially with the use of the Property covered thereby in the ordinary course of business and which do not, in our opinion, materially detract from the value of such Properties;

(13)

Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the Property subject to such Liens;

(14)

Liens securing indebtedness incurred to finance the development, construction, acquisition (including acquisition through merger or consolidation), purchase or lease of, or alterations or repairs, improvements or additions to, Property (including shares of capital stock), plant or equipment of ours, any Guarantor or any restricted subsidiary; provided, however, that the Lien shall not extend to any other Property owned by us, any Guarantor or any restricted subsidiary at the time the Lien is incurred (other than Property affixed or appurtenant thereto), and the indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 24 months after the later of the acquisition, completion of construction, alterations, repair, improvement, addition or commencement of full operation of the Property subject to the Lien; provided further, however, that individual financings of equipment or other fixed or capital assets otherwise permitted to be secured under the Indenture provided by any person (or its affiliates) may be cross-collateralized to other such financings provided by such person (or its affiliates);

(15)

Liens incurred to secure cash or investment management or custodial services in the ordinary course of business or on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(16)	Liens securing Hedging Obligations designed for protection from fluctuations in interest rates, currencies, equities or the price of commodities and not for speculative purposes;

(17)

Liens securing reimbursement obligations with respect to commercial letters of credit in the ordinary course of business that encumber cash, documents and other Property relating to such letters of credit and proceeds thereof;

(18)

in connection with the sale or transfer of any equity interests or other assets in a consolidation, merger or sale of assets transaction permitted under the Indenture, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(19)	Liens on Property incurred in connection with any transaction permitted under the “––Limitation on sale and leaseback transactions” covenant described below; or

(20)

any extensions, renewals, substitutions, reinstatements, refinancing or replacements (or successive extensions, renewals, substitutions, refinancings or replacements, in whole or in part) of any Lien referred to in clauses (1) through (19) without increase of the principal of the indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement and any Liens that secure an extension, renewal, reinstatement, replacement, refinancing or refunding (including any successive extensions, renewals, reinstatements, replacements, refinancings or refundings) of any indebtedness at any time prior to or within 12 months after the maturity, retirement or other repayment or prepayment of the Indebtedness (including any such repayment pursuant to amortization obligations with respect to such indebtedness) being extended, renewed, substituted, replaced, refinanced or refunded, which indebtedness is or was secured by a Lien referred to in this or the preceding clauses (1) through (19)); provided, however, that any Liens permitted by any of clauses (1) through (19) shall not extend to or cover any Property of ours, any Guarantor or any restricted subsidiary, as the case may be, other than the Property specified in such clauses and improvements to such Property.

For the avoidance of doubt, the inclusion of specific Liens in (1) through (20) above shall not create any implication that the indebtedness or guarantees of indebtedness secured by such Liens constitute indebtedness of ours, any Guarantor or any restricted subsidiary.

Notwithstanding the restrictions set forth in the preceding paragraph, we, any Guarantor and any restricted subsidiary will be permitted to incur indebtedness or guarantees of indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes; provided that, after giving effect to such indebtedness or guarantees of indebtedness and the retirement of any indebtedness or guarantees of indebtedness secured by Liens (other than Liens described in clauses (1) through (20) above) that are being retired substantially concurrently with such incurrence, the aggregate amount of all indebtedness or guarantees of indebtedness secured by Liens (not including Liens permitted under clauses (1) through (20) above), together with all attributable debt outstanding pursuant to the second paragraph of the “—Limitation on sale and leaseback transactions” covenant described below, does not exceed an amount equal to the greater of (x) $770 million, and (y) 15% of our Consolidated Net Tangible Assets. We, any Guarantor and any restricted subsidiary also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence and any Liens that secure any extension, renewal, substitution or replacement (including any successive extensions, renewals, substitutions, or replacements) of any indebtedness at any time prior to or within 12 months after the maturity, retirement or other repayment or prepayment of the indebtedness (including any such repayment pursuant to amortization obligations with respect to such indebtedness) being extended, renewed, substituted, or replaced, which indebtedness is or was secured by a Lien permitted pursuant to this or the preceding sentence.

For purposes of the foregoing covenant, in the event that a Lien meets the criteria of more than one of the types of Liens permitted pursuant to this covenant, we, in our sole discretion, will classify, and may reclassify, such Lien and only be required to include the amount and type of such Lien as a Lien or a Lien permitted by this covenant, and a Lien may be divided and classified and reclassified into more than one of such types of Liens. In addition, for purposes of the foregoing covenant, in no event will the amount of any such indebtedness or guarantees of indebtedness be required to be included more than once despite the fact more than one person is or becomes liable with respect to such indebtedness or guarantees of indebtedness and despite the fact such indebtedness or guarantees of indebtedness are secured by the assets of more than one person (for example, and for avoidance of doubt, in the case where there are Liens on assets of one or more of us, the Guarantors and our restricted subsidiaries securing any indebtedness or guarantees of indebtedness, the amount of such indebtedness and guarantees of indebtedness secured shall only be included once for purposes of such calculations).

Any Lien created for the benefit of the holders of the Notes pursuant to the first paragraph under this covenant may provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes.

Limitation on sale and leaseback transactions

We will not, and will not permit any Guarantor or any restricted subsidiary to, enter into any sale and leaseback transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

(1)	such transaction was entered into prior to the Issue Date;

(2)	such transaction was for the sale and leasing back to us, any Guarantor or any of our or its wholly-owned subsidiaries of any Property by us, any Guarantor or any restricted subsidiary;

(3)	such transaction involves a lease for not more than three years (or which may be terminated by us, any Guarantor or any restricted subsidiary within a period of not more than three years);

(4)

we or any Guarantor or any restricted subsidiary would be entitled to incur indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the Notes pursuant to the second paragraph of the “—Limitation on liens” covenant described above (except with respect to a Lien permitted by clause (19) thereof); or

(5)

we or any Guarantor applies (or to the extent the proceeds are received directly by any restricted subsidiary, such restricted subsidiary applies) an amount equal to the net proceeds from the sale of such Property to the purchase of other Property or assets used or useful in our or its business or to the retirement of indebtedness of ours or any Guarantor that is pari passu in right of payment with the Notes or any Guarantee within 365 days before or after the effective date of any such sale and leaseback transaction, provided that, in lieu of applying such amount to the retirement of pari passu indebtedness, we may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to us.

Notwithstanding the restrictions set forth in the preceding paragraph, we, any Guarantor and any restricted subsidiary may enter into any sale and leaseback transaction that would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all attributable debt with respect to such transactions (not including attributable debt permitted under clauses (1) through (5) above), together with all indebtedness outstanding pursuant to the third paragraph of the “—Limitation on liens” covenant described above, does not exceed an amount equal to the greater of (x) $770 million, and (y) 15% of our Consolidated Net Tangible Assets.

Additional note guarantees

After the Issue Date, we will not permit any of our existing or future subsidiaries to become an obligor with respect to any indebtedness under the Senior Credit Facilities unless such subsidiary, within 45 days, executes and delivers a supplemental indenture substantially in the form of supplemental indenture appearing as an exhibit to the Indenture providing for a Guarantee by such subsidiary of the Notes.

Each Guarantee shall be released in accordance with the provisions of the Indenture described under “—Guarantees.”

Events of default

Each of the following events will be an “event of default” under the Indenture:

(1)	default in the payment of any installment of interest on the Notes when due and payable, and the continuance of that default for 30 days;

(2)	default in the payment of the principal of, or any premium on, the Notes when due and payable (whether at maturity, upon redemption or otherwise);

(3)

a failure by us to repurchase Notes tendered for repurchase following the occurrence of a change of control repurchase event with respect to the Notes in conformity with the covenant set forth above under “—Purchase of notes upon a change of control repurchase event”;

(4)

failure to observe or perform any other covenants or agreements in the Indenture in respect of the Notes, which failure continues for 90 days after written notice to us from the Trustee or to us and the Trustee from holders of at least 25% of the outstanding principal amount of the Notes then outstanding as provided in the Indenture, requiring us to remedy the same;

(5)	specified events relating to the bankruptcy, insolvency, reorganization or receivership of us or any Guarantor; and

(6)

any Guarantee with respect to the Notes is not issued as required under “—Guarantees” or any Guarantee in respect of the Notes ceases to be in full force and effect (except as contemplated by the terms of the Indenture or such guarantee) or is declared null and void in a judicial proceeding or we or the Guarantor deny or disaffirm the obligations of the Guarantor under the applicable Indenture or the Guarantee, in each case unless the Guarantee has been released pursuant to the terms of the Indenture or such Guarantee.

Modification and waivers

Modification and amendments of the Indenture and the Notes may be made by us, the Guarantors and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note:

•	change the stated maturity of the principal of, or installment of interest on, the Notes;

•

reduce the principal amount of any Note or reduce the amount of the principal of any Notes which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any Note;

•	reduce any premium payable on the redemption of any Note or change the date on which any Note may or must be redeemed;

•	change the coin or currency in which the principal of, premium, if any, or interest on any Note is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any Note (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is required in order to take certain actions;

•

modify any of the provisions in the Indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of Notes except to increase any percentage vote required or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note; or

•	change the ranking of any Note.

We, the Guarantors and the Trustee may, without the consent of any holders, modify or amend the terms of the Indenture and the Notes with respect to the following:

•	to add to our covenants for the benefit of holders of the Notes or to surrender any right or power conferred upon us or any Guarantor;

•

to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the Indenture pursuant to the covenant described in the accompanying prospectus under the caption “Description of debt securities and guarantees—Covenants—Consolidation, merger and sale of assets;”

•	to add any additional events of default for the benefit of holders of the Notes;

•	to add one or more Guarantees for the benefit of holders of the Notes;

•	to secure the Notes and the Guarantees, including pursuant to the covenants of the Indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional notes;

•	to comply with the rules of any applicable securities depository;

•	to cure any ambiguity, mistake, omission, defect or inconsistency, as evidenced by an officer’s certificate;

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of Notes in any material respect;

•

to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge the Notes pursuant to the Indenture; provided that any such action shall not adversely affect the interests of the holders of Notes in any material respect;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Notes may be listed or traded;

•

to conform to the description of the Notes contained in this “Description of notes” and under the caption “Description of debt securities and guarantees” in the accompanying prospectus to the extent that such description was intended to be a substantially verbatim recitation of a provision in the Indenture or the Notes; and

•

to add to, change or eliminate any of the provisions of the Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that such action does not adversely affect the rights or interests of any holder of Notes in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding Notes may waive compliance by us with certain restrictive provisions of the Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive any past default and its consequences under the Indenture with respect to the Notes, except a default (1) in the payment of principal or premium, if any, or interest on the Notes or (2) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each Note. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the Indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, defeasance and covenant defeasance provisions

We may discharge certain obligations to holders of the Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in U.S. dollars and/or U.S. government obligations in an amount sufficient to pay all amounts owing pursuant to the Indenture, including the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the Notes have become due and payable) or to the maturity thereof or the redemption date of the Notes, as the case may be. We may direct the Trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The Indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to Notes (except for, among other things, obligations to register the transfer or exchange of the Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency with respect to the Notes, to hold moneys for payment in trust and certain of our obligations to the Trustee) (“legal defeasance”) or (2) to be released from our obligations to comply with the covenant described in the accompanying prospectus under the caption “Description of debt securities and guarantees—Covenants—Consolidation, merger and sale of assets” and certain other covenants under the Indenture, and any omission to comply with such obligations will not constitute a default or an event of default and clauses (3), (4), and (6) under “—Events of default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the Trustee, in trust, of an amount in U.S. dollars and/or U.S. government obligations which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the Notes on the scheduled due dates therefor.

If we effect legal or covenant defeasance with respect to the Notes, the amount in U.S. dollars and/or U.S. government obligations on deposit with the Trustee will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, to pay amounts due on the Notes at the time of the stated maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from any event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the Notes to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-day settlement and payment

The Notes will trade in the same-day funds settlement system of DTC until maturity or until we issue the Notes in certificated form. DTC will therefore require secondary market trading activity in the Notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

Governing law

The Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

Any notices required to be given to the holders of the Notes will be given to DTC, as the registered holder of the global notes, in accordance with DTC’s procedures. In the event that the global notes are exchanged for Notes in certificated form, notices to holders of the Notes will be sent electronically or mailed by first-class mail, postage prepaid, to the addresses that appear on the register of holders maintained by the registrar.

Regarding the trustee

Computershare Trust Company, National Association is the Trustee under the Indenture and has also been appointed by us to act as registrar, transfer agent and paying agent for the Notes. We and our affiliates maintain various commercial and service relationships with the Trustee and its affiliates in the ordinary course of business. The Trustee and its affiliates will be permitted to engage in other transactions with us. However, if a conflicting interest within the meaning of the Trust Indenture Act arises and a default occurs with respect to the Notes, the Trustee must eliminate such conflict or resign.

Computershare Trust Company, National Association assumes no responsibility or liability for the accuracy, adequacy, correctness, or completeness of any information, recital, and/or statement concerning us or our affiliates or any other party contained in this document or for any failure by us or any other party to disclose events that may have occurred and may affect the significance, adequacy, correctness, completeness, or accuracy of such information, recital, and/or statement. Under no circumstances will the Trustee be liable in its individual capacity for the obligations evidenced by the Notes. Neither the Trustee nor any agent will be responsible for (i) monitoring our rating status, making any request upon any rating agency, or determining whether any rating decline has occurred, or (ii) determining whether any change of control has occurred and whether any change of control repurchase event with respect to the Notes has occurred or otherwise is required.

Computershare Trust Company, National Association, in each of its capacities, including without limitation as Trustee, registrar, transfer agent, and paying agent, shall be entitled to all of the rights, powers, privileges, protections, limitations of liability, indemnities, and immunities as more fully set forth in the indenture.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The Global Notes

The Notes will be issued in the form of registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”). We have provided the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code;

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and to facilitate the clearance; and

•	settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants.

DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have the Notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of the Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the Notes represented by a global note will be made by the Trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depository to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee (in any of its capacities) will have any responsibility or liability for the performance, non-performance, and/or omissions by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

•	DTC notifies us at any time that it is unwilling, unable or no longer qualified to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

•	there shall have occurred and be continuing an event of default with respect to the Notes and DTC notifies the Trustee of its decision to exchange the global notes for certificated notes.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations applicable to U.S. holders and non-U.S. holders (each as defined below) with respect to the ownership and disposition of Notes acquired in this offering, but it does not purport to be a complete analysis of all the potential tax considerations. This discussion is limited to the U.S. federal income tax consequences relevant to holders that acquire Notes in the initial offering at their original “issue price” (i.e., the first price at which a substantial amount of the Notes is sold for cash to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and hold them as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address tax consequences relevant to subsequent purchasers of the Notes. This discussion is based on current provisions of the Code, the Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances or holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

•	banks or other financial institutions;

•	dealers in securities or currencies;

•	traders in securities that elect to apply a mark-to-market method of accounting;

•	insurance companies;

•	tax-exempt entities;

•	grantor trusts;

•	entities or arrangements treated as partnerships for U.S. federal income tax purposes, subchapter S corporations or other flow-through entities (and investors therein);

•	retirement plans, individual retirement accounts or other tax-deferred accounts;

•	real estate investment trusts or regulated investment companies;

•	holders liable for alternative minimum tax;

•	persons subject to the base erosion and anti-abuse tax;

•	certain former citizens or former long-term residents of the United States;

•	entities covered by the anti-inversion rules under the Code;

•	U.S. holders that have a “functional currency” other than the U.S. dollar;

•	holders who hold Notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction;

•	“controlled foreign corporations” or “passive foreign investment companies;” and

•

persons who are subject to special accounting rules (including rules requiring them to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement).

This discussion also does not address any considerations under U.S. federal tax laws other than those pertaining to income tax (e.g., estate and gift tax laws) nor does it address any considerations under any state, local or non-U.S. tax laws. In addition, this discussion does not address the tax consequences of the ownership and disposition of the Notes arising under the tax on net investment income imposed by Section 1411 of the Code.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partners and the partnership. Any person that for U.S. federal income tax purposes is treated as a partner in a partnership holding Notes should consult his, her or its tax advisor regarding the tax consequences of the ownership and disposition of Notes.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. TAX LAWS OR ANY TAX TREATY, AND ANY CHANGES (OR PROPOSED CHANGES) IN TAX LAWS OR INTERPRETATIONS THEREOF.

Additional payments

The terms of the Notes provide for payments by us in excess of stated interest or principal under certain circumstances, including as described in this prospectus supplement under the caption “Description of notes—Purchase of notes upon a change of control repurchase event.” The possibility of such additional payments may implicate special rules under Treasury Regulations governing “contingent payment debt instruments.” Although the issue is not free from doubt, we believe that the likelihood that such additional payments will be made is remote within the meaning of the applicable Treasury Regulations, or that if such additional payments were made, they would be an incidental amount. Therefore, we intend to take the position that the possibility of such additional payments will not subject the Notes to the special rules governing certain contingent payment debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to the Notes). Our position is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder subject to U.S. federal income tax might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield determined at the time of the issuance of the Notes, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any gain realized on the taxable disposition of a Note. Prospective holders should consult their own tax advisors regarding the tax consequences if the Notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes will not be considered contingent payment debt instruments.

U.S. holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (a) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Payments of interest

It is anticipated, and this discussion assumes, that the issue price of the Notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be less than a prescribed de minimis amount (as set forth in the Code and applicable Treasury Regulations). Accordingly, this discussion assumes that the Notes will not be issued with “original issue discount” for U.S. federal income tax purposes.

Stated interest on a Note generally will be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, exchange, redemption or other taxable disposition of the notes

A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Note equal to the difference, if any, between (i) the sum of the cash and the fair market value of any property received on such disposition (other than amounts properly attributable to accrued but unpaid interest, which amounts will be treated as interest as described above under “—Payments of interest”) and (ii) such U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will be equal to the amount that such U.S. holder paid for the Note. Any gain or loss recognized on a sale, exchange, redemption or other taxable disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder has held the Note for a period of more than one year. Long-term capital gains of non-corporate U.S. holders are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations.

Information reporting and backup withholding

Information reporting generally will apply to payments of interest on the Notes to a U.S. holder and to the proceeds of a sale or other taxable disposition of a Note paid to a U.S. holder, unless in each case the U.S. holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24%) generally will apply to such payments if the U.S. holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or to otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.

Non-U.S. holders

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of a Note that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

Payments of interest

Subject to the discussion below under “—Information reporting and backup withholding” and “—Additional withholding requirements under the Foreign Account Tax Compliance Act,” payments of interest on the Notes to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:

•

such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, is not attributable to a permanent establishment of the non-U.S. holder in the United States);

•

the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable Treasury Regulations;

•	the non-U.S. holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code;

•	the non-U.S. holder is not a bank whose receipt of interest on the Notes is described in Section 881(c)(3)(A) of the Code; and

•

the non-U.S. holder certifies its nonresident status (generally, by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate IRS Form W-8) to the applicable withholding agent prior to the payment.

If a non-U.S. holder cannot satisfy the requirements of the “portfolio interest exemption” described above, payments of interest made to the non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such interest is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or other applicable IRS Form). In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form). Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Interest paid to a non-U.S. holder that is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) generally will not be subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with the certification requirements described above. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis and at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Sale, exchange, redemption or other taxable disposition of the notes

Subject to the discussion below under “—Information reporting and backup withholding,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, redemption or other taxable disposition of a Note (except with respect to payments attributable to accrued and unpaid interest, which generally will be treated as described above under “—Payments of interest”) unless:

•

such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis and at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain realized by a non-U.S. holder described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) but may be offset by U.S.-source capital losses, if any, of the non-U.S. holder.

Information reporting and backup withholding

Generally, payors must report annually to the IRS and to each non-U.S. holder the amount of interest paid to such non-U.S. holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a treaty or agreement with those tax authorities.

U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the backup withholding rules. Interest paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form), or otherwise establishes an exemption.

Under Treasury Regulations, the payment of proceeds from the disposition of a Note by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form), certifying such non-U.S. holder’s non-U.S. status or such non-U.S. holder otherwise establishes an exemption. The payment of proceeds from the disposition of Notes by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form), certifying such non-U.S. holder’s non-U.S. status or such non-U.S. holder otherwise establishes an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.

Additional withholding requirements under the Foreign Account Tax Compliance Act

Legislation incorporating provisions referred to as the Foreign Account Tax Compliance Act, or “FATCA,” imposes a withholding tax on certain types of payments made to “foreign financial institutions” and certain other “non-financial foreign entities,” each as defined in the Code and applicable Treasury Regulations.

Withholding at a rate of 30% generally will be required under FATCA in certain circumstances on interest payable on Notes that are held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to certain interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities, or (iii) otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the Notes are held may affect the determination of whether such withholding is required.

Similarly, interest payable on Notes held by an investor that is a non-financial foreign entity that does not qualify under certain exemptions generally will be subject to withholding under FATCA at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn be required to provide to the United States Department of the Treasury.

The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of the Notes, which may be relied upon by taxpayers until final regulations are issued.

If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under the section titled “—Non-U.S. holders—Payments of interest”, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

Prospective investors should consult their tax advisors regarding the application of FATCA to the purchase, ownership, and disposition of the Notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the Notes (or any interest therein) by (a) “employee benefit plans” (within the meaning of Section 3(3) of ERISA) that are subject to Title I of ERISA, (b) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, or provisions under any other Federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (c) entities whose underlying assets are considered to include “plan assets” of any of the foregoing described in clauses (a) and (b) (each of the foregoing described in clauses (a), (b) and (c) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Part 4 of Title I of ERISA and/or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan (within the meaning of ERISA and the Code).

In considering the acquisition of the Notes with a portion of the assets of any Plan, a fiduciary should consider (among other matters) whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Notes by a Covered Plan with respect to which we, an underwriter, a Guarantor or any of our or their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, acquisition or holding of Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. Each of the above noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding Notes in reliance on these or any other exemption should carefully review the exemption to ensure it is applicable. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to the purchase and/or holding of the Notes or that all of the conditions of any such exemptions will be satisfied.

Plans such as governmental plans, non-U.S. plans and certain church plans (“Other Plans”), while not necessarily subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the Notes. Any fiduciary of such Other Plans considering an investment in the Notes should consult with its legal advisor before acquiring Notes to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.

Because of the foregoing, the Notes should not be acquired or held by any person investing the assets of any Plan or Other Plans, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a Note (or any interest therein), each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) it is not, and is not investing on behalf of, any Plan or Other Plan or (ii) the acquisition and holding of the Notes (or any interest therein) by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring the Notes on behalf of, or with the assets of, any Plan or Other Plan, consult with their legal advisors regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to such transaction. Purchasers have exclusive responsibility for ensuring that their purchase and holding of the Notes do not violate the fiduciary responsibility or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.

UNDERWRITING

J.P. Morgan Securities LLC, BNP Paribas Securities Corp. and BofA Securities, Inc. are acting as joint book-running managers and representatives of the underwriters named below. Under the terms and subject to the conditions set forth in the underwriting agreement dated the date of this prospectus supplement, the underwriters named below have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amounts of the Notes as set forth below:

Underwriters	Principal Amount of Notes
J.P. Morgan Securities LLC	$200,000,000
BNP Paribas Securities Corp.	152,500,000
BofA Securities, Inc.	152,500,000
Truist Securities, Inc.	50,000,000
Wells Fargo Securities, LLC	50,000,000
Siebert Williams Shank & Co., LLC	45,000,000
Mizuho Securities USA LLC	40,000,000
MUFG Securities Americas Inc.	40,000,000
RBC Capital Markets, LLC	40,000,000
Scotia Capital (USA) Inc.	40,000,000
SMBC Nikko Securities America, Inc.	40,000,000
TD Securities (USA) LLC	40,000,000
BMO Capital Markets Corp.	30,000,000
U.S. Bancorp Investments, Inc.	30,000,000
Citizens JMP Securities, LLC	20,000,000
Fifth Third Securities, Inc.	20,000,000
PNC Capital Markets LLC	10,000,000

Total	$1,000,000,000

The underwriters are offering the Notes subject to their receipt and acceptance of the Notes from us and subject to the underwriters’ right to reject any order in whole or in part and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement are subject to, among other things, the approval of certain legal matters by their counsel and other conditions. The underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement if any such Notes are taken.

The underwriters initially propose to offer some of the Notes directly to the public at the public offering price shown on the cover page of this prospectus supplement and some of the Notes to certain dealers at that price less a concession not in excess of 0.200% of the principal amount. The underwriters may allow, and those dealers may reallow, a concession not in excess of 0.150% of the principal amount. After the initial offering of the Notes, the offering price and other selling terms of the Notes offered hereby may from time to time be varied by the underwriters. The underwriters may offer and sell Notes through certain of their affiliates.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the Notes and in total:

	Percentage	Total
Per Note	0.350%	$3,500,000

We estimate that the expenses of this offering payable by us, excluding underwriting discounts and commissions, will be approximately $2.2 million.

We do not intend to apply for listing of the Notes on any securities exchange or any automated quotation system. However, certain of the underwriters may make a market in the Notes, as permitted by applicable laws and regulations. Such underwriters are not obligated, however, to make a market in the Notes and any market making with respect to the Notes may be discontinued at any time at the sole discretion of such underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the Notes.

In order to facilitate the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market prices of the Notes. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Notes for their own accounts. In addition, to cover over-allotments or to stabilize the prices of the Notes, the underwriters may bid for, and purchase, Notes in the open market to stabilize the prices of the Notes. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing Notes in this offering if the syndicate repurchases previously distributed Notes to cover syndicate short positions to stabilize the prices of the Notes. Any of these activities may stabilize or maintain the market prices of the Notes above independent market levels or prevent or delay a decline in the market price of the Notes. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the underwriters and/or their affiliates have provided and may in the future continue to provide investment banking, commercial banking, financial advisory and other financial services to us and our subsidiaries for which they have received and may in the future receive compensation. In that regard, affiliates of certain of the underwriters are or have been lenders and/or agents or dealers or initial purchasers under our Senior Credit Facilities, Commercial Paper Program and prior securities offerings. Certain of the underwriters and their affiliates may hold CP notes and, as a result, will receive a portion of the net proceeds from this offering. See “Use of proceeds.”

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of ours or our subsidiaries. Certain of the underwriters or their affiliates that have lending relationships with us or our subsidiaries may also choose to hedge their credit exposure to us or our subsidiaries, as the case may be, consistent with their customary risk management policies. Typically those underwriters and their affiliates would hedge such exposure by entering into transactions, which may consist of either the purchase of credit default swaps or the creation of short positions in securities of ours or our subsidiaries, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The notes will be delivered only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York.

Offering Restrictions

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes: (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) and (b) an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes: (a) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and (b) an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Notes.

In the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, persons in the UK who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons.” In the UK, the Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The Notes are not being offered to the public in the UK.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offer of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act.

The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the Notes must observe such Australian on-sale restrictions. This prospectus supplement and accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus are appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”). In respect of the solicitation relating to the Notes in Japan, no securities registration statement under Article 4, Paragraph 1 of the FIEL has been filed since this solicitation constitutes a “solicitation targeting QIIs” as defined in Article 23-13, Paragraph 1 of the FIEL (the “solicitation targeting QIIs”). The Notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any Resident of Japan, or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Resident of Japan, except through a solicitation constituting a solicitation targeting QIIs, which will be exempt from the registration requirements of the FIEL, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Any investor desiring to acquire the Notes must be aware that the Notes may not be Transferred to any other person unless such person is a QII.

In this section:

“QII” means a qualified institutional investor as defined in the Cabinet Ordinance Concerning Definitions under Article 2 of the Financial Instruments and Exchange Law of Japan (Ordinance No. 14 of 1993 of the Ministry of Finance of Japan, as amended).

“Transfer” means a sale, exchange, transfer, assignment, pledge, hypothecation, encumbrance or other disposition of all or any portion of notes, either directly or indirectly, to another person. When used as a verb, the terms “Transfer” and “Transferred” shall have correlative meanings.

“Resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Notes may not be offered or sold or made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than:

a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)

corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification

In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of Notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

South Korea

The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in South Korea or to, or for the account or benefit of, any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act of Korea and the Foreign Exchange Transaction Act of Korea and the decrees and regulations thereunder. The Notes have not been and will not be registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the Notes may not be resold to South Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Act of Korea and its subordinate decrees and regulations) in connection with their purchase.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”), and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The Notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the Notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The Notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, will pass upon the validity of the Notes and the Guarantees on behalf of us. Certain legal matters with respect to the Notes and the Guarantees will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The financial statements of Microchip Technology Incorporated and subsidiaries as of March 31, 2023 and March 31, 2022 and for each of the three years in the period ended March 31, 2023, incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended March 31, 2023, and the effectiveness of internal control over financial reporting as of March 31, 2023, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.

PROSPECTUS

Microchip Technology Incorporated

Debt Securities

Guarantees of Debt Securities

We may issue the securities described in this prospectus from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 1 of this prospectus and the “Risk Factors” sections of our most recent report on Form 10-K and in our subsequent quarterly reports on Form 10-Q, which are each incorporated by reference in this prospectus, and in any applicable prospectus supplement before you invest in our securities.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “MCHP.”

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 29, 2024.

i

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the section of the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

SUMMARIZED FINANCIAL INFORMATION

Basis of Presentation

The tables below present the summarized financial information on a combined basis for Microchip Technology Incorporated and the following subsidiaries of Microchip Technology Incorporated that may provide guarantees of Microchip Technology Incorporated’s debt securities (the “Debt Security Guarantees”): Atmel Corporation, Microchip Holding Corporation, Microchip Technology LLC, Silicon Storage Technology, Inc., Microsemi Corporation, and Microsemi Storage Solutions, Inc. (such subsidiaries collectively, the “Subsidiary Obligors”). All Debt Security Guarantees, if issued, will be full and unconditional, joint and several and unsecured, and cover all payment obligations arising under the debt securities. The summarized financial information is provided in accordance with the reporting requirements of Rule 13-01 under Regulation S-X and is not intended to present our financial position or results of operations in accordance with generally accepted accounting principles as such principles are in effect in the United States.

Debt Security Guarantees issued by the Subsidiary Obligors or any subsidiary of Microchip Technology Incorporated that in the future issues a Debt Security Guarantee (each, a “Subsidiary Guarantor”) may be released and discharged (i) concurrently with any direct or indirect sale or disposition of such Subsidiary Guarantor or any interest therein, (ii) at any time that such Subsidiary Guarantor is released from all of its obligations under its guarantee of payment by Microchip Technology Incorporated, (iii) upon the merger or consolidation of any Subsidiary Guarantor with and into Microchip Technology Incorporated or another Subsidiary Guarantor, or upon the liquidation of such Subsidiary Guarantor and (iv) other customary events constituting a discharge of the Subsidiary Obligors’ obligations.

Summarized Financial Information

We have presented summarized financial information below for Microchip Technology Incorporated and the Subsidiary Obligors after the elimination of intercompany transactions and balances among Microchip Technology Incorporated and the Subsidiary Obligors and investments in any subsidiaries (in millions). The Subsidiary Obligors regularly sell goods and services to Non-Guarantor subsidiaries and the Subsidiary Obligors regularly purchase goods and services from Non-Guarantor subsidiaries through intercompany arrangements. The summarized financial information does not eliminate the effects of these intercompany arrangements and separately presents the net effect of all of the Subsidiary Obligors’ transactions with Non-Guarantor subsidiaries for the financial measures presented below.

	As of December 31, 2023	As of March 31, 2023
Current Assets, excluding Intercompany	$578.2	$497.7
Intercompany Receivables from Non-Guarantors	2,942.9	2,363.4
Goodwill and Intangible Assets, net of accumulated amortization	4,643.1	4,690.0
Noncurrent Assets, excluding Intercompany	924.9	809.8
Noncurrent Intercompany Receivables from Non-Guarantors	188.3	179.3

Total Assets	$9,277.4	$8,540.2

Current Liabilities, excluding Intercompany	$1,369.5	$1,538.9
Intercompany Payables due to Non-Guarantors	6,296.3	5,128.6
Long-term Debt	4,033.3	5,041.7
Noncurrent Liabilities, excluding Intercompany	1,066.4	1,042.3
Noncurrent Intercompany Payables due to Non-Guarantors	610.6	605.3

Total Liabilities	$13,376.1	$13,356.8

	Nine Months Ended December 31, 2023	For the Year Ended March 31, 2023
Revenues, excluding Intercompany	$1,839.4	$2,184.8
Revenues from Non-Guarantors	804.9	816.7

Total Revenue	$2,644.3	$3,001.5
Gross Profit, excluding Intercompany	1,679.5	1,960.9
Gross Loss from Non-Guarantors	(634.9)	(714.7)

Total Gross Profit	$1,044.6	$1,246.2
Operating Income, excluding Intercompany	1,238.7	1,564.4
Operating Loss from Non-Guarantors	(634.9)	(714.7)

Total Operating Income	$603.8	$849.7
Net Income, excluding Intercompany	1,073.6	1,337.2
Net Loss from Non-Guarantors	(660.4)	(739.5)

Total Net income	$413.2	$597.7

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in our securities, you should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

In this prospectus, except as otherwise noted, the words “we,” “our,” “ours,” “us,” the “Company,” and “Microchip” refer to Microchip Technology Incorporated and all of its subsidiaries. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.microchip.com. Information accessible on or through our website is not a part of, and is not incorporated by reference into, this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under the cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC allows us to incorporate by reference certain information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended March 31, 2023, filed with the SEC on May 25, 2023;

•	the information incorporated by reference into our Annual Report on Form 10-K for the year ended March 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 7, 2023;

•

our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023, September 30, 2023 and December 31, 2023, filed with the SEC on August  3, 2023, November  2, 2023 and February 1, 2023, respectively; and

•

our Current Reports on Form 8-K filed with the SEC on April 14, 2023, May  12, 2023, June  26, 2023, June  27, 2023, August  23, 2023, August  31, 2023, September  15, 2023, January  22, 2024 and February 5, 2024.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Microchip Technology Incorporated

2355 West Chandler Boulevard

Chandler, Arizona 85224-6199

Attn: Investor Relations

(480) 792-7200

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, the date of the applicable prospectus supplement or the date of the document incorporated by reference, as applicable, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

THE COMPANY

We develop, manufacture and sell smart, connected and secure embedded control solutions used by our customers for a wide variety of applications. Our strategic focus includes general purpose and specialized 8-bit, 16-bit, and 32-bit mixed-signal microcontrollers, microprocessors, analog, FPGA, and memory products. With over 30 years of technology leadership, our broad product portfolio is a Total System Solution (TSS) for our customers that can provide a large portion of the silicon requirements in their applications. TSS is a combination of hardware, software and services which help our customers increase their revenue, reduce their costs and manage their risks compared to other solutions. Our synergistic product portfolio empowers disruptive growth trends, including 5G, data centers, sustainability, Internet of Things (IoT) and edge computing, advanced driver assist systems (ADAS) and autonomous driving, and electric vehicles, in key end markets such as automotive, aerospace and defense, communications, consumer appliances, data centers and computing, and industrial.

Microchip was incorporated in Delaware in 1989. Our principal executive offices are located at 2355 West Chandler Boulevard, Chandler, Arizona, 85224-6199 and our telephone number is (480) 792-7200.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from the sale of the securities for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses; however, as of the date of this prospectus, we have no agreements or commitments to complete any such transaction. The expected use of net proceeds from sales of the securities represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of any offering. Pending these uses, we may invest the net proceeds of any offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities and guarantees that we may offer under this prospectus. When we offer to sell a particular series of such securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of such securities.

Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. We may offer debt securities that are convertible into or exchangeable for our common stock or other securities. If we issue convertible or exchangeable debt securities, we will provide additional information in the applicable prospectus supplement.

The debt securities will be issued under an indenture between us and Computershare Trust Company, National Association, as trustee. We have summarized material provisions of the debt securities and select portions of the indenture below. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The summary is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC, as applicable. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. Unless the context requires otherwise, whenever we refer to an indenture, we also are referring to any supplemental indentures or forms of debt securities that specify the terms of a particular series of debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the terms of the debt securities, including, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•

the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities, including the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion will be determined, which may be sold at a discount below their stated principal amount;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest payments will commence and be payable and any regular record date or dates for the interest payable on any interest payment date;

•	the right, if any, to defer payments of interest and the maximum length of such deferral period;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•

the period or periods within which, the price or prices at which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, at our option, and the manner in which any election by us to redeem the debt securities will be evidenced;

•

any obligation we have to repurchase or redeem the debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or repurchased, in whole or in part, pursuant to any such obligation;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series into our common stock or other securities and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000, and any integral multiple of $1,000 in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities (including the terms pertaining to the exchange of any such securities);

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made and, if other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal or premium or interest, if any, on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees;

•	any provisions relating to any security provided for the debt securities of any series and any guarantees of such debt securities;

•

any addition to, deletion of, or change in the covenants or Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

if there is more than one trustee or a different trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities; and

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may offer debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue or series of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may provide holders of the debt securities protection in the event we experience a “change of control” or in the event of a highly leveraged transaction (whether or not such transaction results in a “change of control”) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes by a supplemental indenture our obligations under the debt securities and the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with or merge into us if we are the surviving corporation and any of our subsidiaries may transfer all or part of its properties to us. Neither an officer’s certificate nor an opinion of counsel shall be required to be delivered in connection therewith.

Provision of Financial Information

We will file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the SEC) and we shall comply with the provisions of Section 314(a) of the Trust Indenture Act; provided that the delivery of materials to the trustee by electronic means or filing of documents via the EDGAR system (or any successor electronic filing system) shall be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or such successor system), it being understood that the trustee shall have no responsibility whatsoever to determine if such filings have been made, and that the trustee shall not be deemed to have actual or constructive knowledge of the information contained therein.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity, upon acceleration, redemption, required repurchase or otherwise;

•

default in the performance or breach of any other covenant or warranty by us or any guarantor, if any, in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us or any guarantor, if any; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain other indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. The trustee shall not be deemed to have knowledge or notice of any Event of Default (and shall not be required to take any action related to any Event of Default) unless and until a responsible officer of the trustee has received written notice or obtained actual knowledge of an Event of Default.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing (except an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization as described below), then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series), premium, if any, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of, premium, if any, and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity and/or security satisfactory to it against any and all losses, costs, fees, damages, liabilities or expenses which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee (including the foregoing), the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow any direction that conflicts with applicable law or the indenture or that would involve the trustee in personal liability or financial risk.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered indemnity and/or security satisfactory to the trustee to institute the proceeding as trustee against any losses, costs, fees, damages, liabilities, or expenses; and

•

the trustee has not received from the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall send to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has received written notice or has obtained actual knowledge of such Default or Event of Default. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if a responsible officer of the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency as evidenced by an officer’s certificate;

•	to comply with covenants in the indenture described in the section titled “—Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of, and establish the form and terms and conditions of debt securities of, any series as permitted by the indenture;

•

to effect the appointment of a successor trustee or other agent with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	change the ranking of any debt securities; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of each of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of, or premium on, or change the fixed maturity of any debt security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

•	reduce the premium payable upon the redemption of any debt security or waive a redemption payment with respect to any debt security; or

•	make any change in the amendment, supplement or waiver provisions that require the consent of each holder of any affected debt security.

Except for certain specified provisions, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default (except a default in the payment of the principal of, premium or any interest on any debt security of that series) under the indenture with respect to that series.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments or redemption date in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Covenant Defeasance

The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described in the section titled “—Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•

irrevocably depositing with the trustee, in trust, money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments or redemption date in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•

delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Guarantees

Any debt securities of any series that we issue and our obligations under the indenture may be guaranteed by one or more of our U.S. subsidiaries. However, unless otherwise provided by the terms of the applicable prospectus supplement, any indenture governing any other series of guaranteed debt securities will not require that any of the subsidiaries be a guarantor of such guaranteed debt securities. As a result, the guarantors of any series of our guaranteed debt securities may differ from the guarantors of any other series of our guaranteed debt securities. In the event we issue a series of guaranteed debt securities, the existing and any future guarantors of any debt securities of that series will be described and the terms under which any such guarantee will be provided and released will be described in any applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement relating to a series of guaranteed debt securities, each guarantor of any debt securities of such series will unconditionally guarantee, jointly and severally, the due and punctual payment of the principal of, and premium and interest, if any, on, and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the indenture with respect to any debt securities of such series, all in accordance with the terms of such debt securities and the indenture.

Notwithstanding the foregoing, unless otherwise provided in the applicable prospectus supplement relating to a series of guaranteed debt securities, the indenture contains provisions to the effect that the obligations of each guarantor under its guarantees and the indenture will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and the indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of any debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

Unless otherwise expressly stated in any applicable prospectus supplement, each guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor. Each guarantee (other than a secured guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any guarantor that has provided an unsecured guarantee of any debt securities, the holders of that guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in any applicable prospectus supplement, the indenture does not limit the ability of any guarantor to incur secured indebtedness or issue secured guarantees.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents, or direct purchasers and their compensation in the applicable prospectus supplement.

The securities may be offered and sold at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts or concessions allowed or reallowed or paid to dealers (which may be changed from time to time).

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Each series of the debt securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any underwriters to whom we sell debt securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

Underwriters and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2023 have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$1,000,000,000

Microchip Technology Incorporated

5.050% Senior Notes due 2029

PROSPECTUS SUPPLEMENT

March 5, 2024

Joint Book-Running Managers

J.P. Morgan	BNP PARIBAS	BofA Securities

Joint Book-Runners

Truist Securities	Wells Fargo Securities

Co-Managers

Siebert Williams Shank	Mizuho	MUFG	RBC Capital Markets

Scotiabank	SMBC Nikko	TD Securities	BMO Capital Markets

US Bancorp	Citizens Capital Markets	Fifth Third Securities	PNC Capital Markets LLC